UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Wabash National Corporation

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WABASH NATIONAL CORPORATION
1000 Sagamore Parkway South
Lafayette, Indiana 47905

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2007

To the Stockholders of Wabash National Corporation:

The 2007 Annual Meeting of Stockholders of Wabash National Corporation will be held at the Holiday Inn Select City Centre located at 515 South Street, Lafayette, Indiana 47901 on Thursday, May 24, 2007, at 10:00 a.m. local time for the following purposes:

1.  To elect nine members of the Board of Directors;

2.  To approve the Wabash National Corporation 2007 Omnibus Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2007; and

4.	To consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is currently aware of no other business to come before the Annual Meeting.

Each outstanding share of Wabash National Corporation Common Stock (NYSE:WNC) entitles the holder of record at the close of business on April 2, 2007, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

CYNTHIA J. KRETZ
Vice President General Counsel and
Corporate Secretary
April 24, 2007

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

WABASH NATIONAL CORPORATION
1000 Sagamore Parkway South
Lafayette, Indiana 47905

PROXY STATEMENT
Annual Meeting of Stockholders on May 24, 2007

This Proxy Statement is furnished on or about April 24, 2007, to stockholders of Wabash National Corporation (hereinafter, “we” “us” and “Wabash”), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn Select City Centre located at 515 South Street, Lafayette, Indiana 47901, on Thursday, May 24, 2007, at 10:00 a.m. local time, (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, our management will report on our performance during fiscal 2006 and respond to questions from our stockholders.

Who is Entitled to Vote?

Only stockholders of record at the close of business on April 2, 2007 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each share entitles its holder to cast one vote on each matter to be voted upon.

A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Sagamore Parkway South, Lafayette, Indiana 47905, from May 14, 2007 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Who can Attend the Annual Meeting?

All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

What Constitutes a Quorum?

The presence at the Annual Meeting, in person or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. As of the Record Date, 30,525,766 shares of Common Stock, held by 1,098 stockholders of record, were outstanding and entitled to vote at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I Vote?

You can vote on matters to come before the Annual Meeting in the following two ways:

•	You can attend the Annual Meeting and cast your vote in person; or

•	You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion.

What if I Vote and Then Change my Mind?

You may revoke your proxy at any time before it is exercised by:

•	Sending written notice of revocation addressed to the Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903;

•	Sending in another duly executed proxy bearing a later date; or

•	Attending the Annual Meeting and casting your vote in person.

Your last vote will be the vote that is counted.

What are the Board’s Recommendations?

The Board recommends that you vote FOR election of the nominated slate of directors (see page 5), FOR approval of the Wabash National Corporation 2007 Omnibus Incentive Plan (see page 34) and FOR ratification of the appointment of our auditors (see page 42). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What Vote is Required?

The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the nine directorships to be filled at the Annual Meeting will be filled by the nine nominees receiving the highest number of votes. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non-vote,” discussed below, will also have no effect on the outcome because only a plurality of votes actually cast is required to elect a director.

The approval of the Wabash National Corporation 2007 Omnibus Incentive Plan and ratification of the appointment of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the year ending December 31, 2007, requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect to exercise voting discretion with respect to the election of directors. Under New York Stock Exchange Rules, the proposal to elect directors and to ratify the appointment of our auditors is considered a “discretionary” item and the approval of the Wabash National Corporation 2007 Omnibus Incentive Plan is not a “discretionary” item. This means that brokerage firms may vote in their discretion on the election of directors and the ratification of our auditors on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting and may not exercise their discretion for the approval of the Wabash National Corporation 2007 Omnibus Incentive Plan. If you do not give your broker or nominee specific instructions, your broker or nominee may elect not to exercise its discretion on the election of directors and the ratification of our auditors, and in which case your shares will not be voted on those matters. Shares for which the broker does not exercise its discretion or for which it has no discretion and for which it has received no instructions, so-called broker “non-votes”, will not be counted in determining the number of shares necessary for approval of such matters; however, those shares will be counted in determining whether there is a quorum.

Who will Bear the Costs of this Proxy Solicitation?

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. In addition, we have also retained The Altman Group, Inc. to assist with proxy solicitation. If we use their services, we will pay a fee of $6,000 plus out-of-pocket expenses.

PROPOSAL 1

Election of Directors

Our Bylaws provide that our Board of Directors, or the Board, shall be comprised of not less than three nor more than nine directors, with the exact number to be fixed by resolution of the Board of Directors. The Board has currently fixed the authorized number of directors at nine.

At the Annual Meeting, nine directors are to be elected, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Proxies representing shares held on the Record Date that are returned duly executed will be voted, unless otherwise specified, in favor of the nine nominees for the Board of Directors named below. Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee may recommend to the Board.

Corporate Governance Matters

Our Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) and a Code of Business Conduct and Ethics (the “Code of Ethics”). The Guidelines set forth a framework within which the Board of Directors oversees and directs the affairs of Wabash. The Guidelines cover, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by our directors, management succession and review, Board committees, the selection of new directors, and director responsibilities and duties.

The Code of Ethics covers, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, directors and employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Ethics includes provisions that are specifically applicable to our Chief Financial Officer and senior financial officers (as defined in the Code of Ethics).

Any waiver of the Code of Ethics for our directors or executive officers, including our Chief Executive Officer, principal financial officer or principal accounting officer, may be made only by our Board of Directors or a Board committee consisting solely of disinterested and independent directors and will be promptly disclosed and posted on our website as required by law or the listing standards of the New York Stock Exchange. We will also promptly post any amendment to our Code of Ethics on our website.

The Guidelines and Code of Ethics are each available on the Company Info/Investors page of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

Related Persons Transactions

Related Persons Transactions Policy.  Our Board of Directors has adopted a Related Persons Transactions Policy. The Related Persons Transactions Policy sets forth our policy and procedures for review, approval and monitoring of transactions in which we and “related persons” are participants. Related persons include directors, nominees for director, officers, stockholders owning five percent or greater of our outstanding stock or any immediate family members of the aforementioned. The Related Persons Transactions Policy is administered by a committee designated by the Board of Directors, which is currently the Audit Committee.

The Related Persons Transactions Policy covers any related person transaction that meets the minimum threshold for disclosure in our annual meeting proxy statement under the relevant Securities and Exchange Commission (the “SEC”) rules, which is currently transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related person transactions must be approved, ratified or rejected, or referred to the Board, by the Committee. The policy provides that as a general rule all related person transactions should be on terms reasonably comparable to those that could be obtained by us in arm’s length dealings with an unrelated third party. However, the policy takes into account that in certain cases it may be impractical or unnecessary to make such a comparison. In such cases, the transaction may be approved in accordance with the provisions of the Delaware General Corporation Law.

The Related Persons Transaction Policy provides that management or the affected director or officer will bring any relevant transaction to the attention of the Committee. If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction, to the extent practicable. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable. All related person transactions will be disclosed to the full Board and in the Company’s proxy statement and other appropriate filings as required by the rules and regulations of the SEC and the New York Stock Exchange.

Transaction involving Dr. Jischke.  Dr. Martin Jischke, a member of our Board of Directors since January 2002 and a current nominee for reelection, has been the President of Purdue University since August 2000. In 2006, we contributed $1,000,000 to Purdue University. This contribution was part of an understanding, subject to approval of timing and amount, to periodically contribute to Purdue University, which was originally considered and approved by the Board of Directors in December 1999, prior to Dr. Jischke joining the Board. Dr. Jischke abstains from voting when the Board periodically makes decisions on specific contributions. Dr. Jischke’s interest in the contribution is solely a consequence of his status as President of the University. The Board does not consider this contribution to be a “related person transaction” as defined under the Related Persons Transaction Policy.

Director Independence

Under the rules of the New York Stock Exchange, the Board must affirmatively determine that a director has no material relationship with us in order for the director to be considered independent. As permitted by the New York Stock Exchange rules, to assist the Board in making this determination, our Board of Directors has adopted categorical standards of independence. The Board has determined that, among other considerations, relationships are not material and would not impair a director’s independence when the aggregate amount of payments by us to, and to us from, any company of which a director is an executive officer or employee or of which a family member of a director is an executive officer, are less than the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.

Our Board of Directors undertook its annual review of director independence in February 2007. During this review, the Board considered transactions and relationships between each director and director nominee, and any member of his or her immediate family, and Wabash and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or director nominees or any member of their immediate families (or any entity of which a director or director nominee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. Finally, the Board considered charitable contributions to organizations with which directors or director nominees had relationships. The purpose of this review was to determine whether any such relationship or transaction existed that was inconsistent with a determination that the director or director nominee is independent.

As a result of this review, the Board of Directors affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of Wabash and its management within the meaning of the rules of the New York Stock Exchange and the categorical standard described above, with the exception of Richard J. Giromini and William P. Greubel, who are employees of Wabash National Corporation.

As of January 1, 2007, Mr. Greubel, our Chairman, stepped down as our Chief Executive Officer and the Board appointed Mr. Giromini to serve as our Chief Executive Officer. Mr. Greubel will remain with the Company as Executive Director and currently serves as Chairman of the Board. Pursuant to an Executive Director Agreement, dated January 1, 2007, between Mr. Greubel and the Company, the Company is required to use commercially reasonable efforts to cause Mr. Greubel to be nominated for election to our Board of Directors at the 2007 and 2008 Annual Meetings of Stockholders.

Since our 2006 Annual Meeting, Mr. David C. Burdakin has acted as the Lead Director for our Board of Directors. Our Lead Director has significant responsibilities, including presiding at the executive sessions of our independent directors and facilitating communication between our independent directors and our management. As Lead Director, Mr. Burdakin also chaired each executive session of the independent directors in 2006, who meet at least twice per year in executive session without management. If elected as a director, effective immediately after our 2007 Annual Meeting, Dr. Martin Jischke will assume the position of Chairman of the Board, and we will no longer continue to have a separately designated Lead Director, as our Chairman will be an independent director.

Information on Directors Standing for Election

The name, age, business experience, and directorships of each nominee for director, during at least the last five years, are set forth in the table below. For additional information concerning the nominees for director, including stock ownership and compensation, see “Director Compensation” and “Beneficial Ownership of Common Stock” which follow:

			DIRECTOR
NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	SINCE

David C. Burdakin	52	Mr. Burdakin has served as our Lead Director since our 2006 Annual Meeting. Mr. Burdakin is Executive Vice President of HNI Corporation, formerly HON INDUSTRIES Inc., since February 2001. Previously, Mr. Burdakin was President of The HON Company, and has held a variety of positions of increasing responsibility with HNI Corporation since 1993.	February 2002

			DIRECTOR
NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	SINCE

William P. Greubel	55	Mr. Greubel was appointed Executive Director of the Company and stepped down as our Chief Executive Officer effective as of January 1, 2007. He remains as our Chairman of the Board of Directors, a position he has held since our 2006 Annual Meeting of Stockholders, and has been a member of our Board of Directors since May 2002. Mr. Greubel served as our Chief Executive Officer from May 2002 until December 2006. He also served as our President from May 2002 until December 2005. He also serves on the Executive Committee of the Board. Mr. Greubel was a Director and Chief Executive Officer of Accuride Corporation, a manufacturer of wheels for trucks and trailers, from 1998 until May 2002 and served as President of Accuride Corporation from 1994 to 1998. Previously, Mr. Greubel was employed by AlliedSignal Corporation from 1974 to 1994 in a variety of positions of increasing responsibility, most recently as Vice President and General Manager of the Environmental Catalysts and Engineering Plastics business units. Mr. Greubel also serves as a Director of A.O. Smith Corporation. Mr. Greubel’s Executive Director agreement required us to use commercially reasonable efforts to cause him to be nominated for election to the Board of Directors at the Annual Meeting.	May 2002

Richard J. Giromini	54	Mr. Giromini was promoted to President and Chief Executive Officer on January 1, 2007. He had been Executive Vice President and Chief Operating Officer from February 28, 2005 until December 2005 when he was appointed President and a Director of the Company. He had been Senior Vice President — Chief Operating Officer since joining the Company on July 15, 2002. Most recently, Mr. Giromini was with Accuride Corporation from April 1998 to July 2002, where he served in capacities as Senior Vice President — Technology and Continuous Improvement; Senior Vice President and General Manager — Light Vehicle Operations; and President and CEO of AKW LP. Previously, Mr. Giromini was employed by ITT Automotive, Inc. from 1996 to 1998 serving as the Director of Manufacturing. Mr. Giromini also serves on the board of directors of The Wabash Center, a non-profit company dedicated to serving individuals with disabilities and special needs.	December 2005

			DIRECTOR
NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	SINCE

Dr. Martin C. Jischke	65	Dr. Jischke has served as President of Purdue University, West Lafayette, Indiana, since August 2000. Dr. Jischke will become Chairman of our Board of Directors if elected as a director at the Annual Meeting. Dr. Jischke also serves as a Director of Vectren Corporation and Duke Realty Corporation.	January 2002

J.D.(Jim) Kelly	54	Mr. Kelly has served as the President, Engine Business and a Vice President for Cummins Inc. since May 2005. Between 1976 and 1988, and following 1989, Mr. Kelly has been employed by Cummins in a variety of positions of increasing responsibility including, most recently, the Vice President and General Manager — Mid Range Engine Business between 2001 and 2004, and the Vice President and General Manager — Mid Range and Heavy Duty Engine Business from 2004 through May 2005.	February 2006

Stephanie K. Kushner	51	Ms. Kushner is Vice President and Chief Financial Officer of Federal Signal Corporation, a position she has held since February 2002. Prior to joining Federal Signal, she was employed by affiliates of FMC Corporation for 14 years, most recently as Vice President — Treasury and Corporate Development for FMC Technologies in 2001 and Vice President and Treasurer for FMC Corporation from 1999 to 2001.	February 2004

Larry J. Magee	52	Mr. Magee is Chairman, Chief Executive Officer and President of BFS Retail & Commercial Operations, LLC, a position he has held since December 2001. Previously, Mr. Magee served as President of Bridgestone/Firestone Retail Division from 1998 until his 2001 appointment. Mr. Magee has held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 31-year tenure.	January 2005

			DIRECTOR
NAME	AGE	OCCUPATION, BUSINESS & DIRECTORSHIPS	SINCE

Scott K. Sorensen	45	Mr. Sorensen is the Chief Financial Officer of Headwaters, Inc., a position he has held since October 2005. Prior to joining Headwaters, Mr. Sorensen was the Vice President and Chief Financial Officer of Hillenbrand Industries, Inc., a manufacturer and provider of products and services for the health care and funeral services industries, since March 2001.	March 2005

Ronald L. Stewart	64	Prior to his retirement in December 2005, Mr. Stewart served as President and Chief Executive Officer of Material Sciences Corporation, a position he held from March 2004 until his retirement. Previously, Mr. Stewart was President and Chief Executive Officer of Pangborn Corporation from 1999 thru 2004. He currently serves on the Board of Directors for Pangborn Corporation.	December 2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Meetings of the Board of Directors and its Committees

Information concerning the Board of Directors and the four standing committees maintained by the Board of Directors is set forth below. With the exception of the Executive Committee, the Board committees currently consist only of directors who are not employees of the Company and who are “independent” within the meaning of the listing standards of the New York Stock Exchange.

During 2006, our Board of Directors held six meetings. All of our directors attended at least 75% of all Board meetings and meetings of committees on which they served in 2006, with the exception of Mr. Stewart who attended 73% of all Board meetings and meeting of committees on which he served in 2006. Our Board of Directors strongly encourages all of our directors to attend our annual stockholders meeting. In 2006, all but one of our directors then serving attended our annual meeting of stockholders.

The Board of Directors has four standing committees: the Nominating and Corporate Governance Committee; the Compensation Committee; the Executive Committee; and the Audit Committee. The charters for the Nominating and Corporate Governance, Compensation, and Audit Committees can be accessed electronically from the Company Info/Investors page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

The following table indicates each standing committee or committees on which our directors served in 2006:

Nominating and
	Corporate	Compensation	Audit	Executive
Name	Governance Committee	Committee	Committee	Committee

David C. Burdakin	X	X		X
Richard J. Giromini
William P. Greubel				X
John T. Hackett (1)		X	X	X
Dr. Martin C. Jischke	X	X		X
J.D. (Jim) Kelly	X	X
Stephanie K. Kushner		X	X	X
Larry J. Magee		X	X	X
Scott K. Sorensen		X	X
Ronald L. Stewart	X	X

(1)	Mr. Hackett retired from the Board of Directors at the 2006 Annual Meeting of Stockholders.

Effective following the 2007 Annual Meeting, if all of the nominees for election at the Annual Meeting are elected, the directors serving on the Nominating and Corporate Governance Committee will be Messrs. Burdakin, Kelly and Stewart; the directors serving on the Compensation Committee will be Dr. Jischke, Ms. Kushner and Messrs. Burdakin, Kelly, Magee, Sorensen and Stewart; the directors serving on the Audit Committee will be Dr. Jischke, Ms. Kushner and Messrs. Magee and Sorensen; and the directors serving on the Executive Committee will be Dr. Jischke, Ms. Kushner and Messrs. Giromini, Magee, and Stewart.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee, met four times during 2006. The Board of Directors has determined that each member of the Nominating Committee is “independent” within the meaning of the rules of the New York Stock Exchange. The Nominating Committee’s responsibilities include:

•	Assisting the Board by either identifying or reviewing Stockholder nominated individuals qualified to become Board members and by recommending to the Board the Director nominees for the next annual meeting of stockholders;

•	Developing and recommending to the Board a set of corporate governance principles applicable to us;

•	Reviewing and recommending to the Board the form and amounts of director compensation;

•	Leading the Board in its annual review of the Board’s performance; and

•	Recommending to the Board Director nominees for each Board committee.

Compensation Committee

The Compensation Committee met five times during 2006. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the rules of the New York Stock Exchange. The Compensation Committee’s responsibilities include:

•	Overseeing our incentive compensation plans and equity-based plans; and

•	Annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, evaluating their performance in light of those goals and objectives, and setting their compensation levels based on their evaluations.

The Compensation Committee is responsible for determining our compensation policies for executive officers and for administering our 1992 Stock Option Plan, 2000 Stock Option and Incentive Plan, 2004 Stock

Incentive Plan, 1997 Stock Bonus Plan, and 2001 Stock Appreciation Rights Plan, pursuant to the provisions of the plans.

The Compensation Committee works closely with our Senior Vice President of Human Resources in setting the compensation for our other executive officers. In addition, our Chief Executive Officer typically makes recommendations to the Compensation Committee for the other executive officers on the amount of base salary, target cash awards pursuant to our short-term incentive plan and target equity awards pursuant to our long-term incentive plan. Our Chief Executive Officer also discusses the performance targets for our short-term incentive plan and our long-term incentive plan with the Compensation Committee before they are set and makes his recommendations to the Compensation Committee. For purposes of that plan, the personal performance goals are set by our Chief Executive Officer for the other executive officers, who then reports to the Compensation Committee on, and makes recommendations as to, the achievement of those goals.

The Compensation Committee has also engaged an outside compensation consultant, Towers Perrin HR Services, or Towers Perrin. At the request of the Compensation Committee, Towers Perrin worked with our Senior Vice President of Human Resources and our Chief Executive Officer to review performance information, a competitive market assessment, and functional responsibilities of our executive officers. Towers Perrin then presented the Compensation Committee with the results of this review and recommendations for the compensation of our executive officers and for the overall design of our compensation system for all of our employees. Towers Perrin presents its reports and recommendations directly to the Compensation Committee and works directly with our Senior Vice President of Human Resources. Towers Perrin provides its materials to our Chief Executive Officer and Senior Vice President of Human Resources, who in turn are responsible for distributing copies of any reports as needed.

In 2006, our former Chief Executive Officer who was also a director, in consultation with our Senior Vice President of Human Resources, approved the grant of equity awards to newly hired employees who were not executive officers of the Corporation. None of our executive officers currently has the authority to grant equity awards.

Audit Committee

The Board has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met twelve times during 2006. The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the New York Stock Exchange. The Board of Directors also determined that Ms. Kushner and Mr. Sorensen are “audit committee financial experts” as defined by the SEC and that they have accounting and related financial management expertise within the listing standards of the New York Stock Exchange.

The Audit Committee’s responsibilities include:

•	Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

•	Reviewing with the independent auditors the plans and results of auditing engagements;

•	Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

•	Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

•	Overseeing special investigations;

•	Reviewing our financial statements and reports filed with the SEC;

•	Overseeing our efforts to ensure that our business and operations are conducted in compliance with the highest legal and regulatory standards applicable to us, as well as ethical business practices;

•	Overseeing our internal reporting system regarding compliance by us with Federal, state and local laws;

•	Establishing and implementing procedures for confidential communications for “whistleblowers” and others who have concerns with our accounting, internal accounting controls and audit matters; and

•	Reviewing our significant accounting policies.

Executive Committee

The Executive Committee met once during 2006. The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and our Bylaws, in the intervals between meetings of the Board when an emergency issue arises or when scheduling makes it difficult to convene all directors.

Director Nomination Process

The Nominating Committee will consider stockholder recommendations for director nominees sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903. Stockholder recommendations for director nominees should include:

•	The name and address of the stockholder recommending the person to be nominated;

•	A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

•	A description of all arrangements or understandings between the stockholder and the recommended nominee;

•	Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934;

•	The consent of the recommended nominee to serve as a director if so elected; and

•	All other information requirements set forth in our Bylaws.

To submit a candidate as a nominee for director for an upcoming annual stockholder meeting, it is necessary that you notify us not less than 90 days nor more than 120 days before the first anniversary of the date of the preceding year’s annual stockholders meeting. Thus, in order for any such nomination to be considered by us for the 2008 annual stockholders meeting, it must be received no earlier than January 26, 2008, but no later than February 25, 2008. Upon receipt by the Corporate Secretary of a stockholder notice of a director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating Committee for review. Stockholders’ nominees that comply with these procedures will receive the same consideration as other candidates identified by or to the Nominating Committee.

Director Qualifications.  To be considered by the Nominating Committee, a director nominee must meet the following minimum criteria:

•	Director candidates shall have the highest personal and professional integrity;

•	Director candidates shall have a record of exceptional ability and judgment;

•	Director candidates shall have skills and knowledge useful to our oversight;

•	Director candidates must be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings;

•	Director candidates should have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders;

•	Director candidates may be required to be a “financial expert” as defined in Item 401 of Regulation S-K; and

•	Director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve our best interests and those of our stockholders.

Identifying and Evaluating Nominees for Directors.  The Nominating Committee, with the help of our General Counsel and, as needed, a retained search firm, will screen the candidates, perform reference checks, prepare a biography for each candidate for the Nominating Committee to review and conduct interviews. The Nominating Committee and our Chief Executive Officer will interview candidates that meet the criteria, and the Nominating Committee will recommend to the Board of Directors nominees that best suit the Board’s needs.

Communications with the Board of Directors

Stockholders or other interested persons wishing to make known complaints or concerns about our accounting, internal accounting controls or auditing matters, or bring other concerns to the Board of Directors or the Audit Committee, or to otherwise communicate with our independent directors as a group or the entire Board, individually or as a group, may do so by sending an email to board@wabashnational.com or auditcommittee@ wabashnational.com, or by writing c/o Wabash National Corporation, Attention: General Counsel, P.O. Box 6129, Lafayette, Indiana 47903.

Pursuant to the direction of the Board of Directors, all correspondence will be received and processed by the General Counsel’s office. You will receive a written acknowledgment from the General Counsel’s office upon receipt of your written correspondence. You may report your concerns anonymously or confidentially. All communications received in accordance with the above procedures will be reviewed initially by the General Counsel, who will relay all such communications to the appropriate director or directors

Director Compensation

Directors who are not our employees are compensated for their service as a director as shown in the chart below:

Schedule of Director Fees
December 31, 2006

Compensation Item	Amount (1)

Annual Retainers
Board	$75,000	(2)(3)
Executive Committee Chair	8,000	(4)
Audit Committee Chair	12,000	(4)
Nominating and Corporate Governance Committee Chair	8,000	(4)
Compensation Committee Chair	8,000	(4)
Lead Director	15,000	(5)
Per meeting fees (Board and Committee)	2,000	(6)

(1)	All annual retainers are paid in quarterly installments, except for annual grant of unrestricted shares of Common Stock.

(2)	Effective April 1, 2006. Previously, $40,000 ($55,000 for the Chairman) with 50% payable in cash and 50% payable in Common Stock.

(3)	Consists of $30,000 cash retainer and an award of unrestricted shares of Common Stock with an aggregate market value of $45,000.

(4)	Effective April 1, 2006. Previously, $5,000.

(5)	Effective April 1, 2006. Previously, none. Effective immediately following our 2007 Annual Meeting, if elected, Dr. Jischke will become Chairman of our Board of Directors and we will cease to have a Lead Director. The amount designated as an annual retainer for the Lead Director position will then be paid to our new Chairman and be designated as a retainer for the Independent Chairman of the Board to the extent that the Board elects a Chairman who is an independent or a non-employee director.

(6)	Effective April 1, 2006. Previously, $1,000.

The following table summarizes the compensation paid to our non-employee directors during 2006.

Director Compensation for Fiscal Year-End
December 31, 2006

	Fees Earned or	Stock	All Other
	Paid in Cash (2)	Awards (3)	Compensation (4)	Total
Name (1)	($)	($)	($)	($)

David C. Burdakin	60,000	67,991	2,650	130,641
Martin C. Jischke	55,500	67,991	-	123,491
J.D. (Jim) Kelly	38,500	45,001	-	83,501
Stephanie K. Kushner	73,500	67,991	3,190	144,681
John Hackett (5)	33,000	22,990	-	55,990
Larry J. Magee	72,500	54,526	2,900	129,926
Scott K. Sorensen	67,500	67,991	-	135,491
Ronald L Stewart	48,500	67,991	1,940	118,431

(1)	See the Summary Compensation Table in the Executive Compensation section of this proxy statement for disclosure related to Messrs. Greubel and Giromini who were both named executive officers of the Company as of December 31, 2006.

(2)	Directors are entitled to defer a portion of their cash compensation pursuant to our Non-Qualified Deferred Compensation Plan, whose material terms are described in the narrative following the Non-Qualified Deferred Compensation Table in the Executive Compensation section below.

(3)	Amounts represent the dollar amount recognized for financial statement reporting purposes for each director during 2006, as computed in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments,” which we refer to as FAS 123R, other than disregarding any estimates of forfeitures relating to service-based vesting conditions. See Note 9 of the consolidated financial statements in our Annual Report for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards.

The following stock awards were made to non-employee directors in 2006: (a) On December 30, 2005, Dr. Jischke, Ms. Kushner, and Messrs. Hackett, Burdakin, Magee, Sorensen and Stewart were awarded their 2005 annual restricted stock grant, which amounted to 1,000 shares that were then granted on January 10, 2006 with a grant date fair market value of $19.05 per share, and (b) Dr. Jischke, Ms. Kushner, and Messrs. Burdakin, Kelly, Magee, Sorensen and Stewart were awarded their 2006 annual stock compensation on May 18, 2006, which amounted to 2,685 shares that were then granted on May 30, 2006 with a grant date fair market value of $16.76 per share.

These stock awards and all prior stock awards are fully vested in that they are not subject to forfeiture. As of December 31, 2006 (May 18, 2006 with respect to Mr. Hackett), the aggregate number of vested and unvested stock awards outstanding for each of our non-employee directors was as follows:

	Vested	Unvested

David C. Burdakin	9,752	3,000
Martin C. Jischke	9,752	3,000
J.D. (Jim) Kelly	2,685	0
Stephanie K. Kushner	4,376	2,000
John Hackett	3,000	0
Larry J. Magee	3,715	1,000
Scott K. Sorensen	3,615	1,000
Ronald L Stewart	3,801	2,000

(4)	This amount represents our match on amounts deferred by the Director.

(5)	Retired from the Board effective May 18, 2006. At his retirement Mr. Hackett had an outstanding option award for 7,500 shares of Common Stock.

Stock Ownership Guidelines.  Each non-employee director is required to beneficially own, within five years after he or she first becomes a director, that number of shares of our Common Stock with an aggregate value equal to five times the amount of the annual cash retainer for non-employee directors, and to continue to beneficially own at least this number of shares for as long as he or she serves as a director. As of December 31, 2006, all directors who were required to be in compliance with these guidelines were in compliance.

Other.  The Company reimburses all directors for travel and other reasonable, necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ liability insurance policies. In addition, the Company allocates to each director an annual allowance of $5,000 to reimburse costs associated with attending continuing education courses related to board of directors service.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2006, all such reports were made on a timely basis, except for Mr. Joseph M. Zachman who: (i) filed a Form 3 that inadvertently excluded a stock option award he had received and shares of Common Stock he acquired prior to the time he was required to file reports pursuant to Section 16(a) and (ii) filed a late Form 4 report with respect to shares of Common Stock he acquired through a dividend reinvestment plan within his individual retirement account.
(THIS SPACE INTENTIONALLY LEFT BLANK)

(THIS SPACE INTENTIONALLY LEFT BLANK)

Beneficial Ownership of Common Stock

The following table sets forth certain information as of April 2, 2007 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each named executive officer (as defined below), and all directors and executive officers as a group:

	SHARES OF
	COMMON STOCK
	BENEFICIALLY		PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER	OWNED (1)		OF CLASS

Tontine Capital Management, L.L.C. and affiliates 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	3,907,500	(2)	12.80%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	3,471,731	(3)	11.37%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	3,183,759	(4)	10.43%

Artisan Partners Limited Partnership 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	2,868,700	(5)	9.40%

Unicredito Italiano S.P.A. Piazza Cordusio 2 20123 Milan, Italy	2,188,577	(6)	7.17%

BlackRock, Inc. and affiliates 40 East 52nd Street New York, NY 10022	1,817,422	(7)	5.95%

Barclays Global Investors, N.A. and affiliates	1,635,820	(8)	5.36%
David C. Burdakin	12,752		*
Rodney P. Ehrlich	74,698	(9)	*
Bruce N. Ewald	28,987	(10)	*
Richard J. Giromini	176,702	(11)	*
William P. Greubel	415,860	(12)	1.34%
Martin C. Jischke	12,752		*
J.D. (Jim) Kelly	2,685		*
Stephanie K. Kushner	6,376		*
Larry J. Magee	4,715		*
Robert J. Smith	26,776	(13)	*
Scott K. Sorensen	4,615		*
Ronald L. Stewart	5,801		*
All executive officers and directors as a group (14 persons)	821,980	(14)	2.62%

*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Based solely on a Form 4 filed February 16, 2007, Mr. Jeffrey L. Gendell is the managing member of Tontine Capital Management, L.L.C. (“TCM”), a Delaware limited liability company, the general partner of Tontine Capital Partners, L.P. (“TCP”), a Delaware limited partnership. Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”), the investment adviser to Tontine Capital Overseas Master Fund, L.P., a

Cayman Islands partnership (“TCO”). Mr. Gendell directly owns 0 shares of the Common Stock. TCM and TOA directly own 0 shares of Common Stock. TCP directly owns 3,105,600 shares of Common Stock. TCO owns 801,900 shares of Common Stock. All of the foregoing shares of Common Stock may be deemed to be beneficially owned by Mr. Gendell, who disclaims beneficial ownership of the shares, except as to securities directly owned by Mr. Gendell or representing his pro rata interest in, and interest in the profits of, TCM, TCP, TOA, and TCO.
(3)	Based solely on a Schedule 13G/A filed February 1, 2007. Goldman Sachs Asset Management, L.P. has sole voting power with respect to 3,059,337 of these shares, and has sole investment power with respect to all of these shares.
(4)	Based solely on a Schedule 13G/A filed January 8, 2007 on behalf of Franklin Resources, Inc. (“Franklin”). These shares of Common Stock are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries, including Franklin Advisory Services, LLC (“FAS”), (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin. Investment management contracts grant to the Investment Management Subsidiaries all investment and/or voting power over the securities owned by such investment management clients, except as otherwise noted. The Advisory Subsidiaries have sole investment power over the shares of Common Stock in the amounts indicated: FAS 3,183,759. The Advisory Subsidiaries have sole voting power over the shares of Common Stock in the amounts indicated: FAS 3,148,759.

(a)	Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Stockholders”) each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin. Franklin and the Principal Stockholders may be deemed to be the beneficial owners of securities held by persons or entities advised by Franklin’s subsidiaries, including the Investment Management Subsidiaries.
(b)	Franklin, the Advisory Subsidiaries and the Principal Stockholders have disclaimed beneficial ownership of these shares of Common Stock. Amount does not include shares of our Common Stock that may be beneficially owned by Franklin Mutual Advisors, LLC, an indirect subsidiary of Franklin.

(5)	Based solely on a Schedule 13G filed January 26, 2007 jointly filed on behalf of Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation (“Artisan Corp.”), Andrew A. Ziegler and Carlene Murphy Ziegler. Artisan Corp. is the general partner of Artisan Partners, an investment adviser having shared voting and dispositive power over all of these shares. Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp.
(6)	Based solely on a Schedule 13G/A filed February 7, 2007. Pioneer High Yield Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, 1,649,705 of these shares.
(7)	Based solely on a Schedule 13G filed February 13, 2007 jointly filed on behalf of BlackRock Advisors LLC, BlackRock Investment Management LLC and BlackRock (Channel Islands) Ltd (collectively the “Investment Management Subsidiaries”), and BlackRock, Inc. (“BlackRock”). BlackRock, Inc. is a parent holding company for the Investment Management Subsidiaries, which are the holders of the shares with shared voting and dispositive power over the shares.
(8)	Based solely on a Schedule 13G filed January 1, 2007. The address for Barclays Global Investors, NA (“Barclays Investors”) and Barclays Global Fund Advisors (“Barclays Fund Advisors”) is 45 Fremont Street, San Francisco 94105, the address for Barclays Global Investors, Ltd. (“Barclays Investors Ltd.”) is Murray House, 1 Royal Mint Court, London, EC3N 4HH and the address for Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Trust”) and Barclays Global Investors Japan Limited (“Barclays Investors Japan”) is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuy-Ku, Tokyo 150-0012 Japan. As of December 31, 2006, the Schedule 13G indicates that Barclays Investors has sole voting power as to 495,977 shares and sole dispositive power as to 644,800 shares, Barclays Fund Advisors has sole voting power and sole dispositive power as to 971,167 shares, Barclays Investors Ltd. has sole voting power and sole dispositive power as to 19,853 shares and Barclays Japan Trust and Barclays Investors Japan have sole voting power and sole dispositive power as to 0 shares.
(9)	Includes options held by Mr. Ehrlich to purchase 46,437 shares that are currently, or will be within 60 days of April 2, 2007, exercisable. Includes 14,000 shares held by a trust of which Mr. Ehrlich’s wife is the sole trustee and 6,011 shares held by a trust of which Mr. Ehrlich is the sole trustee.
(10)	Includes options held by Mr. Ewald to purchase 13,717 shares that are currently, or will be within 60 days of April 2, 2007, exercisable.
(11)	Includes options held by Mr. Giromini to purchase 124,510 shares that are currently, or will be within 60 days of April 2, 2007, exercisable.
(12)	Includes options held by Mr. Greubel to purchase 319,590 shares that are currently, or will be within 60 days of April 2, 2007, exercisable.
(13)	Includes options held by Mr. Smith to purchase 15,546 shares that are currently, or will be within 60 days of April 2, 2007, exercisable.
(14)	Includes options held by our executive officers and directors to purchase an aggregate of 546,010 shares that are currently, or will be within 60 days of April 2, 2007, exercisable.

Executive Compensation

Compensation Discussion and Analysis

The following compensation discussion and analysis provides information regarding the objectives and elements of our compensation philosophy and policies for the compensation of our Chief Executive Officer, Chief Financial Officer and our three most highly-compensated executive officers in 2006 other than our Chief Executive Officer and Chief Financial Officer. We refer to these individuals collectively as our named executive officers, or NEOs.

The Compensation Committee is responsible for implementing our executive compensation policies and programs and works closely with our management, in particular our Senior Vice President of Human Resources, and an outside compensation consultant, which for 2006 was Towers Perrin HR Services, or Towers Perrin. The Compensation Committee operates pursuant to a charter approved by the Board of Directors. More information on the Committee’s processes and procedures can be found above under the heading “Compensation Committee.”

Philosophy and Objectives of Wabash National Compensation Programs

Overview

Our overall compensation philosophy is to provide compensation packages to our executives, including our NEOs, that are competitive with those of executives of similar status in the transportation industry while at the same time keeping our compensation program equitable and straightforward in structure.

•	Equitable treatment of our executives. We strive to provide levels of compensation that are equitable on both internal and external measures, and we want our associates to feel that their compensation is comparable to similarly situated people both within and outside of our Company. All of our full-time, salaried employees are on a grade scale, so that employees with comparable levels of responsibility and contributions to the Company have comparable levels of compensation. We also use competitive market assessments to provide benchmarks for our compensation decisions, as discussed below.

•	Straightforward structure. In structuring our compensation policies and practices, we seek to minimize the complexity of the program, maximize our associates’ understanding of the elements of compensation and provide compensation that is easily comparable to other opportunities in the market. We believe that a compensation program that is easy to understand further enforces an equitable work environment.

While we provide a framework for compensation, we believe that the Compensation Committee must have the flexibility needed to attract and, perhaps more importantly, retain qualified candidates, as well as recognize individual contributions or performance over and above that which is expected.

In implementing this philosophy, we award compensation to meet our three principle objectives: aligning executive compensation with our Company’s annual and long-term performance goals, using equity-based awards in an effort to align NEO and stockholder interests and setting compensation at levels that assist us in attracting and retaining qualified executives.

Reflect Annual and Long-Term Performance Goals

As part of our executive compensation program, we reward the achievement, and surpassing, of short-term and long-term corporate goals. Our short-term incentive program is designed to reward participants for the achievement of annual financial and personal performance goals by providing cash awards that are paid if annual financial goals are met and personal performance meets expectations. Our long-term incentive program is designed to reward participants for the achievement of longer term financial goals over a three-year period by providing equity-based compensation that provides value to our NEOs when our stock price increases or Company-wide financial goals are met. We believe that the use of annual and long-term performance goals provide our associates with an equitable message that when the Company does well, so do they. Similarly, because a significant portion of awards are tied to Company-wide goals, all of the participants in the plan are rewarded for superior Company performance. We also believe that the use of the performance goals we select helps us to have a straightforward structure because our associates can easily track Company performance and correlate their awards to improved Company performance and operations.

Utilize Equity-Based Awards

Our compensation program uses equity-based awards in order to provide our NEOs with a direct incentive to seek increased stockholder returns. Our stockholders receive value when our stock price increases, and by using equity-based awards our NEOs also receive increased value when our stock price increases. We believe that equity-based awards are an important part of an equitable structure because it is fair to our NEOs and to the Company that the level of rewards for our NEOs increase and decrease based on the return to stockholders. Similarly, equity-based awards represent our philosophy of having a straightforward structure by reminding NEOs that one of the best measures of long-term corporate success is increased stockholder value.

Attract and Retain Qualified Executives

We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract qualified candidates by providing compensation that is competitive within the transportation industry and the broader market for executive talent. Perhaps more importantly, we believe that the design of our compensation programs is important in helping us to keep the qualified executives that we currently have.

Competitive Market Assessments

To assist in identifying the appropriate level of compensation to target for our NEOs, the Compensation Committee has historically engaged a compensation consultant. For 2006 Towers Perrin served as the Compensation Committee’s compensation consultant.

In February 2006, Towers Perrin provided the Compensation Committee with a competitive market assessment of the compensation paid to our NEOs and other senior officers, with the exception of Messrs. Ehrlich and Greubel. Because of what we believe is the unique nature of his position and responsibilities and the lack of comparable positions at other companies in the transportation industry, we do not believe that data on directly comparable positions is available for Mr. Ehrlich. Similarly, because of the negotiated nature of the employment contract for Mr. Greubel and the succession planning that was underway, the February 2006 report from Towers Perrin did not cover Mr. Greubel’s compensation in 2006. However, the Compensation Committee did receive a market assessment from Towers Perrin in connection with setting the compensation for Mr. Giromini when he became our new Chief Executive Officer on January 1, 2007.

The Compensation Committee reviewed the competitive market assessment provided by Towers Perrin, which provided historical information and analysis on the amount of base salary, total cash compensation, target bonus percentages, annualized expected values of long-term incentives and total direct compensation for executive officers. Towers Perrin’s analysis compared the compensation packages for our executive officers to a size-based sample from general industry and a size-adjusted durable goods manufacturing sample. In calculating the 2006 values for the competitive market assessment, Towers Perrin generally used publicly available numbers for 2005 and made what it considered were appropriate inflationary adjustments. The Towers Perrin information was used by the Compensation Committee to reaffirm the elements of our compensation programs.

In addition to the information the Compensation Committee received from Towers Perrin, Mr. Greubel also reviewed the information from Towers Perrin and made recommendations to the Compensation Committee on the amount of base salary and target awards under our short-term and long-term incentive plans for the other NEOs.

While the competitive market assessments provided by Towers Perrin are an important factor in making compensation decisions and the Compensation Committee strives to provide compensation that is around the median of comparable company compensation, the Compensation Committee retains the flexibility to also consider subjective factors. The Compensation Committee realizes that competitive alternatives vary from individual to individual and may extend beyond equivalent positions in our industry or at other publicly traded or similarly-situated companies, and the Committee considers each NEO’s contributions to our corporate performance, complexity and importance of role and responsibilities, regional considerations, cost of living adjustments, position tenure and leadership and growth potential.

We believe that our total cash compensation, which includes salary and target short-term incentive awards, historically has been around the median of market competitive values, and our long-term incentives have historically been below the median due to our historical compensation practices. In recent years, we have begun to focus on increasing the level of long-term compensation of our executives so that total compensation is more competitive. In 2006, total cash compensation for each of our NEOs, other than Mr. Greubel and Mr. Ehrlich for whom we did not have data, was below the median provided by Towers Perrin. The Compensation Committee determined that raising total cash compensation to at or above the median would occur gradually as the NEOs gained tenure in their positions. In 2006, total direct compensation, which includes base salary, the short-term incentive plan target amount and long-term incentive plan target amount, for each of our NEOs other than Mr. Greubel and Mr. Ehrlich was also below the median provided by Towers Perrin. However, it was closer to the median than in prior years, and as noted above, we expect that we will continue to gradually increase compensation, and long-term compensation, in particular, as circumstances warrant.

While we consider current and prior compensation awards when considering retirement and severance programs, we do not consider prior compensation awards when setting long-term compensation. We do not consider those prior awards because we do not believe that other companies who may be interested in hiring our NEOs would take into account the holdings that these officers have in our Company, so we do not believe that all of the objectives of our compensation policy would be met were we to consider those holdings.

We plan to obtain a revised competitive market assessment from our compensation consultant every other year and have the Compensation Committee approve changes to the assessment in the intervening years to take into account inflationary increases and other applicable changes in the market for executive talent for which data is available.

Elements of Compensation

Base Salary

We believe that it is a necessity to provide our NEOs with a portion of compensation that is fixed and liquid, and we do this through base salaries. The base salaries for our NEOs are generally set by the Compensation Committee in February of each year, absent other factors, such as new hires or promotions. For example, in January 2006, Mr. Giromini’s base salary was increased when he was promoted to the position of President. At that time, the Compensation Committee received a competitive analysis on the level of his compensation from Towers Perrin and received the recommendation of Mr. Greubel. His base salary was not further adjusted in February 2006 at the time the base salaries of the other NEOs were reviewed.

As discussed above, the Compensation Committee reviews the competitive market assessment provided by Towers Perrin when setting base salaries and strives to be near the median of the salaries covered by the assessment. The Compensation Committee also considers internal benchmarking to compare base salaries among all of our executive officers as part of our efforts to provide equitable levels of compensation both internally and externally. For Mr. Greubel and Mr. Ehrlich, a competitive market assessment was not available, and therefore the Compensation Committee relied more heavily on our internal benchmarking and the data that we had for the other executive officers, as well as the subjective factors discussed above.

The Compensation Committee’s decisions to set base salary impact the other portions of our compensation program because target awards under our short-term incentive program and our long-term incentive program are both designed as multiples of base salary.

Short-Term Incentive Plan

Our short-term incentive plan is designed to reward participants for meeting or exceeding financial and personal performance over the course of a calendar year, and in addition to our NEOs, it is available to a wide range of key associates and executives. If short-term incentive plan targets are met, participants receive a cash bonus. We use the short-term incentive plan for compensating our NEOs because it permits us to incentivize our NEOs to achieve goals that we believe are consistent with our current overall goals and strategic direction. We believe that achievement of these current overall goals and strategic direction will translate into long-term success for the Company and improved stockholder return. The plan is reviewed and updated by the Compensation Committee on an annual basis, which generally occurs in February of each year.

In 2006, awards under the plan were only to be paid if we met or exceeded 80% of our financial target, even if an NEO exhibited outstanding individual performance. We selected 80% as the threshold because we believe that level of performance is representative of good corporate performance and because we believe that, based on their understanding of market standards, our employees expected awards if we achieved that level of success. The size of the target bonus under the short-term incentive plan was, as a percentage of each individual’s base salary, 100% for Mr. Greubel, 60% for Mr. Giromini, 50% for Mr. Smith, and 45% for our other NEOs. As discussed above, in setting these percentages the Compensation Committee considered the information contained in the competitive analysis received from Towers Perrin.

For our NEOs, in 2006, 50% of the target bonus under the short-term incentive plan was based on achieving pre-tax profit of $73,000,000, 25% of the target was based on achieving operating working capital of 12.4%, and 25% was based on individual performance. For this purpose, operating working capital is determined by dividing net working capital by annual sales, where net working capital is calculated as the sum of accounts receivable and inventory less accounts payable, and all measures are calculated by averaging the results of each calculation for the prior 13 months. In selecting financial measures, we selected measures we believe all participants in the short-term incentive plan could readily relate to their performance and easily track. Our NEOs were subject to the same metrics as the other participants. We believe that pre-tax profit was an appropriate measure for short-term incentive plan awards because we believe that it is the most direct and appropriate measure to reflect our employees’ efforts to achieve profitability and short-term performance. Similarly, we believe that working capital is an appropriate measure for short-term incentive plan awards because it directly reflects the efforts of our employees to achieve improved operational performance. The overall effect of this is the selection of metrics and targets that are easy to understand. The 25% of the short-term incentive plan that is based on individual performances furthers our philosophy of having flexibility to reward an individual’s performance.

Payouts to NEOs under the plan can range from 50% of the target bonus to 200% of the target bonus based on corporate performance, with 50% paid at 80% of target, 100% paid at 100% of target and 200% paid at 150% of target. In 2006, we did not achieve 80% of the financial targets that is the minimum threshold for payments under the plan, and no bonus payments were made to our NEOs pursuant to the plan.

For 2007, we are restructuring the short-term incentive plan in order that awards for personal performance may be paid under the short-term incentive plan even when thresholds set for the financial targets have not been met. By tying the payment of the personal performance portion of the short-term incentive plan to the achievement of financial targets, we did not have the flexibility that we believe is important to be able to reward superior performance without regard to factors that may have been outside of the particular executive’s control.

Long-Term Incentive Plan

Our long-term incentive plan, or LTI Plan, is designed to reward our NEOs for achieving and exceeding financial targets on a longer-term basis, generally three years. The LTI Plan consists of grants of various types of equity awards: stock options that vest over three years, restricted stock that vests in total at the end of three years, and performance share units that vest over three years based on pre-defined performance measures. As described above, we believe that a substantial portion of NEOs’ compensation should be in the form of equity awards in order to align the interests of the NEOs and our stockholders. The plan is reviewed and updated by the Compensation Committee on an annual basis, which generally occurs in February of each year. In 2006, the award components of the LTI Plan were redesigned based on the recommendations of Towers Perrin and Mr. Greubel to provide for options, restricted stock and performance share units, for the reasons discussed below.

Under the LTI Plan, each NEO’s long-term incentive award target is established based on a percentage of his or her base salary. To determine the size of the awards to be made, we multiply the respective NEO’s salary by a specified percentage. In 2006, it was 160% of salary for Mr. Greubel, 100% of salary for Mr. Giromini and Mr. Smith, and 80% of salary for our other NEOs. As discussed above, in setting these percentages, the Compensation Committee considered the information contained in the competitive analysis received from Towers Perrin.

For 2006, awards under the LTI Plan were divided among stock options that vest equally over the first 3 anniversaries of the awards, shares of restricted stock that vest in full at the end of 3 years and performance share units that vest at the end of 3 years based on pre-defined performance measures. The number of options granted was determined by dividing 40% of the value of the executive’s LTI Plan target by a binomial option value on the date of grant. The number of shares of restricted stock was determined by dividing 20% of the value of the executive’s LTI Plan target by the closing stock price of our Common Stock on the date of grant. The number of performance share units was determined by dividing 40% of the value of the executive’s LTI Plan target by the expected value of a performance share on the date of grant, which is calculated using a binomial valuation method on the date of grant. Binomial valuation calculations take into account the value of an equity instrument over its life, and our calculations were based on formulas provided by Towers Perrin.

The performance share units vest based on the achievement of financial targets over the course of a three-year performance cycle. For awards made in 2006, covering the period from 2006 through 2008, 50% of the award is based on our achievement of a targeted return on invested capital and 50% of the award is based on our achievement of a targeted gross profit margin. For this purpose, return on invested capital is calculated by dividing the trailing twelve months of operating income by net invested capital, where net invested capital is calculated as total assets less the result of cash minus total current liabilities, less any current debt obligations. For this purpose, gross profit margin is calculated by dividing net sales by gross profit, where gross profit is calculated as net sales minus cost of goods sold. The number of shares to be issued decreases or increases based on whether and by how much targets are achieved, with a minimum threshold of 50% of the awards and a maximum threshold of 150%. The Compensation Committee is responsible for determining whether these targets were met. We believe that return on invested capital is an appropriate measure for long-term incentive plan awards because it takes into account our overall financial performance, and that gross profit margin is an appropriate measure for long-term incentive plan awards because it directly reflects improvements in operational efficiency. We believe that with superior performance, the targets that we have set forth for our NEOs can be met, and our NEOs have informed us that they expect that they will meet these targeted returns. To receive the target awards, our corporate performance in 2007 and 2008 would need to substantially improve over our 2006 results.

We believed that the three types of equity awards utilized in the LTI Plan were an appropriate mix of types of awards and provided the proper incentives for NEOs to remain with the Company and execute our strategic growth plans. Because 40% of each award in 2006 was composed of options that require an increase in stock price to have value to the NEO and 40% of each award was comprised of performance share units that require performance objectives to be met, 80% of the LTI Plan award is tied to the Company’s growth and returns to stockholders. We believed that this provided appropriate incentive to the NEOs to improve the Company’s performance. We believed that in 2006 solely relying on either an increased stock price or achieving specified performance metrics would not be sufficient. While stock price can be a good indicator of corporate success, outside factors can cause the stock price to go up or down regardless of the level of performance. Similarly, while internal performance metrics are important indicators of success, tying a portion of the total award to stock price is still important to better align the interests of the NEOs with our stockholders. Accordingly, we used both options and performance share units for the performance awards. In addition, we believe that the utilization of restricted stock is appropriate given the expectations of our executives based on our historical practices, the marketplace for executive talent, our historical practice of granting restricted stock, their impact on retention and the cyclical nature of our business.

For 2007, we expect that awards under the LTI Plan will consist of stock options and restricted stock grants. We expect to use these forms of awards because we think that stock options and restricted stock grants are sufficient to meet our goals as stated above for long-term initiatives, and because multi-year performance share units granted on an annual basis were not as effective a tool in offering our employees a simple and straight-forward incentive.

Equity Grant Practices

Grants of equity awards are generally made to our NEOs at one time each year pursuant to the LTI Plan. As discussed above, the Compensation Committee typically reviews and approves awards and award levels under the LTI Plan in February of each year in conjunction with regularly scheduled meetings of the Compensation Committee and Board of Directors. Subsequent to the Compensation Committee approval, equity awards for the NEOs are subject to approval by the full Board of Directors. In 2007, awards under the LTI Plan will not be made until after the Annual Meeting where the stockholders are being asked to approve a new Omnibus Incentive Plan. While most of our option awards are made during that time period, we occasionally make grants of options to NEOs at other times, including in connection with the initial hiring of a new officer or promotion. We make such grants at the time of the hiring or promotion. We do not have any specific program, plan or practice related to time equity award grants to executives in coordination with the release of non-public information.

All options are granted with an exercise price equal to the closing market price on the date of grant. The date of grant for our equity awards is set by the Board of Directors and is a date that is on or after the Board action approving and ratifying the awards. We have not engaged in a practice of back-dating equity awards.

Stock Ownership Guidelines

In February 2005, we adopted stock ownership guidelines for our executive officers, including our NEOs. These guidelines are designed to encourage our executive officers to increase their equity stake in the Company and more closely align their interests with those of other stockholders. The stock ownership guidelines provide that within 5 years of adoption of the guidelines, the executive officer is required to own a number of shares roughly equivalent to what was then three times the executive’s salary, or five times in the case of our Chief Executive Officer. In 2006, this translated into 120,000 shares for Mr. Greubel, 45,000 shares for Mr. Giromini and 25,000 shares in the case of the other NEOs. Because the policy is new, none of our executive officers are currently required to meet these guidelines. However, in 2006 Mr. Greubel, Mr. Giromini and Mr. Ehrlich each met these guidelines.

Our insider trading policy prohibits our executive officers, including our NEOs, from engaging in selling short our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.

Post-Termination Compensation

Employment and Severance Agreements

In 2006, we did not have employment or severance agreements with any of our NEOs, other than employment agreements with Mr. Greubel and Mr. Giromini. These agreements provided for payments and other benefits if the executive’s employment terminates based upon certain qualifying events, such as termination without “cause” or leaving employment for “good reason.” These provisions were in these officer’s agreements that were negotiated when they were initially hired. The Board of Directors believed that these severance payments and benefit arrangements were necessary to hire these officers and were consistent with industry practice, and the terms are the result of negotiations between us and the officers. Our agreement with Mr. Greubel was superseded in its entirety by a new agreement when he ceased serving as our Chief Executive Officer on January 1, 2007, and he no longer has an agreement that provides for post-termination payments. Our agreement with Mr. Giromini was amended when he became our Chief Executive Officer on January 1, 2007, and his employment agreement continues to have these terms.

We also have instituted a change-in-control policy applicable to a number of our senior executive officers, including Messrs. Giromini, Smith and Ewald. We determined that this policy was appropriate based on the prevalence of similar policies within our industry, as well as the dynamic nature of the business environment in which we operate. We also believe change-in-control policies and agreements are appropriate tools to motivate executive officers to exhibit the right behaviors when considering potential business combinations. By defining compensation and benefits payable under various merger and acquisition scenarios, change-in-control agreements enable the NEOs to set aside personal financial and career objectives and focus on maximizing stockholder value. These agreements help to minimize distractions such as the officer’s concern about what may happen to his or her position, and help to keep the officer objective in analyzing opportunities that may arise. Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Under the terms of his employment agreement as amended in January 2007, Mr. Giromini will receive the greater of the benefits pursuant to our change-in-control policy or his employment agreement, but not both.

Additional information regarding these provisions, including a definition of key terms and a quantification of benefits that would be received assuming a triggering event on December 31, 2006, is found below under the heading “Potential Payments upon Termination or Change-in-Control” and a more general discussion of the terms of the employment agreements is found below in the discussion following the Summary Compensation Table and Grants of Plan Based Awards Table.

Executive Severance Plan

We have adopted an Executive Severance Plan that provides for severance benefits for our officers, including our NEOs, in the event we terminate their employment without cause. Under the plan, in the absence of an employment agreement providing for superior benefits, our NEOs are eligible for a severance payment equal to the executive’s base salary for a period of one month or, if the executive executes a general release, for a period of up to 18 months. In addition to the severance payment, our NEOs are entitled to a lump sum amount to cover post-termination healthcare premiums for the duration of the severance period. We determined that this plan was appropriate based on the prevalence of similar plans within our industry and its importance to attracting and retaining qualified executives based on our belief of their expectations. See below, under the heading “Potential Payments upon Termination or Change-in-Control”, for a quantification of the benefits that would be received assuming termination of eligible NEOs on December 31, 2006.

Deferred Compensation Plan

We sponsor a non-qualified, unfunded deferred compensation plan, which allows eligible highly-compensated employees, including the NEOs, and our directors to voluntarily elect to defer certain forms of compensation prior to the compensation being earned and vested. We make this opportunity available to our highly-compensated employees as a financial planning tool and an additional method to save for retirement. Deferrals by executive officers generally result in the deferral of our obligation to make cash payments or issue shares of our Common Stock to those executive officers. Executive officers do not receive preferential earnings on their deferred compensation. As a result, we do not view earnings received on contributions to the deferred compensation plan as providing executives with additional compensation. Participants in the Deferred Compensation Plan are general creditors of the Company. See the Nonqualified Deferred Compensation Table below for additional information on the Deferred Compensation Plan.

Executive Life Insurance Program

Pursuant to the terms of their employment agreements, we maintain life insurance policies on Mr. Greubel and Mr. Giromini. We have purchased and maintain these policies on these executives but provide the executives with an interest in the death benefit. The executive officer is responsible for taxes on the income imputed in connection with this agreement under Internal Revenue Service rules. Upon termination of employment, the life insurance policies will be assigned to the executive officer or his beneficiary. This was a negotiated benefit entered into when these officers began their employment with us.

Deductibility Cap on Executive Compensation

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1,000,000 to the NEOs listed in the Summary Compensation Table below. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs, among other requirements, are approved by stockholders, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). For 2006, all of the members of the Compensation Committee qualified as “outside directors.” Our policy is to qualify our incentive compensation programs for full corporate deductibility to the extent feasible and consistent with our overall compensation goals as reflected in the Summary Compensation Table below.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Wabash National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (including through incorporation by reference to this Proxy Statement).

COMENSATION COMMITTEE
David C. Burdakin
Martin C. Jischke
J.D. (Jim) Kelly
Stephanie K. Kushner
Larry J. Magee
Scott K. Sorensen
Ronald L Stewart

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors in 2006 consisted of Dr. Jischke, Ms. Kushner, and Messrs. Burdakin, Kelly, Magee, Sorensen and Stewart. None of these individuals is currently, or has ever been, an officer or employee of Wabash or any of our subsidiaries. In addition, during 2006, none of our executive officers served as a member of the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board of Directors or our Compensation Committee.

Summary Compensation Table
for Fiscal Year End December 31, 2006

The following table summarizes the compensation of the NEOs for the fiscal year end December 31, 2006. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers as determined by taking the total compensation calculated pursuant to the table below.

			Stock	Option	All Other
		Salary (1)	Awards (2)	Awards (2)	Compensation (3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

WILLIAM P. GREUBEL	2006	705,385	360,978	260,538	79,026	1,405,927
Chief Executive Officer (4)

ROBERT J. SMITH	2006	292,615	74,637	68,970	24,333	460,555
Senior Vice President —
Chief Financial Officer

RICHARD J GIROMINI	2006	451,000	138,972	103,817	46,756	740,545
President, Chief Operating Officer (4)

RODNEY P. EHRLICH	2006	285,057	72,386	52,095	23,843	433,402
Senior Vice President —
Chief Technology Officer

BRUCE N. EWALD	2006	253,270	181,200	56,512	74,353	565,335
Senior Vice President —
Sales and Marketing

(1)	No bonuses or payments under our Short Term Incentive Plan were awarded to our NEOs for 2006 performance.

(2)	See Note 9 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(3)	Amounts in this column consist of (i) payments by us with respect to our 401(k) Plan; (ii) matching contributions under our Non-Qualified Deferred Compensation Plan (NQP); (iii) payments by us with respect to term life insurance for the benefit of the respective officer; (iv) payments by us with respect to the Executive Life Insurance Plan; (v) for Mr. Ewald, reimbursement of relocation expenses, including a related tax gross-up, and tax accounting services; and (vi) miscellaneous compensation or perquisites. These amounts include:

		Executive Life	Relocation
Name	NQP Match	Insurance Plan (a)	Reimbursement (b)	Tax Gross-up (c)

WILLIAM GREUBEL	$28,215	$38,913	-	-
ROBERT SMITH	11,705	-	-	-
RICHARD GIROMINI	18,040	18,250	-	-
RODNEY EHRLICH	11,402	-	-	-
BRUCE EWALD	-	-	$50,254	$13,777

(a)	Mr. Greubel and Mr. Giromini are provided with a stipend to pay for a universal life insurance policy that is fully owned by the executive.

(b)	Pursuant to his employment offer letter, Mr. Ewald received a relocation package consisting of a relocation bonus of $10,000, housing assistance and other relocation expenses. The relocation package offered to Mr. Ewald was consistent with what is generally provided to officers who join the Company at his level.

(c)	Pursuant to his employment offer letter, Mr. Ewald was entitled to receive a tax gross-up with respect to the taxable portion of his relocation package.

(4)	As of January 1, 2007, Mr. Giromini was elevated to the position of Chief Executive Officer to succeed Mr. Greubel who had stepped down from that position.

Grants of Plan-Based Awards
for Fiscal Year End December 31, 2006

								All Other	All Other
								Stock	Option
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:		Grant
		Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	Exercise or	Date Fair
		Plan Awards (2)			Plan Awards (3)			Shares of	Securities	Base Price	Value of
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	of Option	Stock and
		($)	($)	($)	Units (#)	Units (#)	Units (#)	Units (4)	Options (5)	Awards	Option
Name	Grant Date (1)	(50%)	(100%)	(200%)	(50%)	(100%)	(150%)	(#)	(#)	($/Sh)	Awards (6)

William Greubel	5/18/2006	213,000	426,000	852,000
	5/18/2006				15,990	31,980	47,970
	5/18/2006							15,460			259,883
	5/18/2006								62,250	16.81	512,317

Robert Smith	5/18/2006	75,000	150,000	300,000
	5/18/2006				4,220	8,440	12,660
	5/18/2006							4,080			68,585
	5/18/2006								16,440	16.81	135,301

Richard Giromini	5/18/2006	135,300	270,600	541,200
	5/18/2006				6,350	12,700	19,050
	5/18/2006							6,140			103,213
	5/18/2006								24,710	16.81	203,363

Rodney Ehrlich	5/18/2006	64,426	128,853	257,706
	5/18/2006				3,225	6,450	9,675
	5/18/2006							3,120			52,447
	5/18/2006								12,550	16.81	103,286

Bruce Ewald	5/18/2006	57,242	114,484	228,969
	5/18/2006				2,865	5,730	8,595
	5/18/2006							2,770			259,883
	5/18/2006								11,150	16.81	91,764

(1)	As discussed under “Equity Grant Practices” in the Compensation Discussion and Analysis above, the grant date of equity awards is set by our Board of Directors and is a date that is on or after the Board of Directors or Compensation Committee action approving or ratifying the award.

(2)	These columns show the range of cash payouts targeted for 2006 performance under our Short Term Incentive Plan as described in the section titled “Short Term Incentive Plan” in the Compensation Discussion and Analysis above. In 2006, the target for minimum threshold for payments under the plan was not met, and no payments were made. For a discussion of the performance metrics applicable to these awards, see the above-referenced section of the Compensation Discussion and Analysis.

(3)	These columns show the range of performance share unit payouts targeted for 2006 performance under the Wabash National Corporation 2004 Stock Incentive Plan as described in the section titled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis above. The dollar amount recognized by the Company for these performance awards is shown in the Summary Compensation Table in the column titled “Stock Awards” and their valuation assumptions are referenced in footnote 2 to that table.

(4)	Amounts represent restricted stock awards granted pursuant to the Wabash National Corporation 2004 Stock Incentive Plan that vest on the three-year anniversary of the date of grant. The recipient is entitled to receive dividends on the restricted stock when paid.

(5)	Amounts represent stock option awards granted pursuant to the Wabash National Corporation 2004 Stock Incentive Plan and vest in three equal installments over the first three anniversaries of the date of grant. Dividends will not accrue on the stock option awards.

(6)	The amounts shown in this column represent the full grant date fair market value of stock and option awards granted in 2006, as determined pursuant to FAS 123R.

For Mr. Greubel and Mr. Giromini, the amounts disclosed in the tables above are in part a result of the terms of their employment agreements. We have no other employment agreements with our NEOs.

Mr. Greubel’s Employment Agreement.  Effective January 1, 2007, Mr. Greubel has ceased serving as our Chief Executive Officer, and his employment agreement was superseded with a new employment agreement for his service as Executive Director. Below is a description of Mr. Greubel’s employment agreement in effect during the last fiscal year and upon which the compensation disclosed in the tables above is based.

In April 2002, we entered into an employment agreement with Mr. Greubel to serve as President and Chief Executive Officer with an initial term starting from April 12, 2002 through March 31, 2005. The term of Mr. Greubel’s employment automatically renewed for successive one-year periods until Mr. Greubel stepped down from his position as Chief Executive Officer effective January 1, 2007. Pursuant to this agreement, Mr. Greubel’s initial base salary was set at $600,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Greubel and us. Mr. Greubel’s base salary for 2006 was $705,385. Mr. Greubel was also eligible for an annual bonus.

Mr. Greubel’s employment could be terminated for cause by us or by him upon his giving us 30 days written notice. In the event that Mr. Greubel’s employment was terminated without cause, or it was terminated by Mr. Greubel for Good Reason (as defined below in the “Potential Payments on Termination or Change-in-Control” section), we were obligated to make certain payments to him and continue certain benefits. In addition, Mr. Greubel would maintain all of his rights in connection with his vested stock options. Furthermore, if a change of control with respect to us had occurred and Mr. Greubel terminated within 180 days thereafter, we would have been required to make certain severance payments to Mr. Greubel. In his employment agreement, Mr. Greubel had agreed not to compete with us during the term of his agreement and for a period of two years after termination for any reason.

On January 1, 2007, in connection with his stepping down as Chief Executive Officer, we entered into an executive director agreement with Mr. Greubel, which superseded in its entirety his employment agreement described above. Under the Executive Director Agreement, Mr. Greubel shall receive an annual base salary of $280,000 and is eligible for an annual incentive bonus targeted at 40% of his base salary and which may range from 0% to 80% of base salary. The Executive Director Agreement also entitles Mr. Greubel to continue to participate in our executive benefit programs. We shall continue to pay an additional sum to Mr. Greubel to enable him to continue his current coverage under his executive life insurance program.

For a discussion of potential termination payments to Mr. Greubel pursuant to the Executive Director Agreement, see the heading “Potential Payments upon Termination or Change-in-Control” below.

Mr. Giromini’s Employment Agreement.  Effective January 1, 2007, the Board appointed Mr. Giromini, to serve as Chief Executive Officer, succeeding Mr. Greubel. In June 2002, we entered into an employment agreement with Mr. Giromini to serve as Chief Operating Officer of the Corporation effective July 15, 2002 through July 15, 2003. The term of Mr. Giromini’s employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Pursuant to this agreement, Mr. Giromini’s initial base salary was set at $325,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Giromini and us. Mr. Giromini’s salary for 2006 was $451,000. Mr. Giromini’s employment agreement had similar provisions to that of Mr. Greubel, except with respect to his position, base salary, and certain health benefits.

A description of the termination provisions, whether or not following a change-in-control, and a quantification of benefits that would be received by Mr. Giromini can be found under the heading “Potential Payments upon Termination or Change-in-Control” below.

On January 1, 2007, in connection with Mr. Giromini becoming our Chief Executive Officer, we entered into an amendment to his employment agreement to provide that Mr. Giromini’s title and duties will be that of the President and Chief Executive Officer. The amendment provides that Mr. Giromini will receive an annual base salary of $620,000 and is eligible for an annual incentive bonus targeted at 80% of his base salary, and which may range from 0% to 160% of base salary. In addition, Mr. Giromini is entitled to payment of an additional sum to enable Mr. Giromini to participate in an executive life insurance program, currently estimated to be $49,190 annually.

Outstanding Equity Awards at Fiscal Year-End
December 31, 2006

						Stock Awards
									Equity
									Incentive
	Option Awards							Equity	Plan Awards:
			Equity					Incentive	Market
			Incentive					Plan Awards:	or Payout
			Plan Awards:				Market	Number of	Value of
	Number of	Number of	Number			Number of	Value of	Unearned	Unearned
	Securities	Securities	of Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable (1)	Unexercisable (1)	Options	Price	Expiration	Vested (2)	Vested (3)	Vested (4)	Vested (3)
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

William P. Greubel						15,700 (5)	237,070
						25,110 (6)	379,161
						15,460 (7)]	233,446
								15,990	241,449
	83,333	0		10.01	5/6/2012
	175,000	0		9.03	1/17/2013
	15,733	7,867		23.90	5/20/2014
	8,454	16,906		26.93	3/7/2015
	0	62,250		16.81	5/18/2016
Robert J. Smith						2,500 (5)	37,750
						4,650 (6)	70,215
						4,080 (7)	61,608
								4,220	63,722
	2,400	1,200		23.90	5/20/2014
	3,333	1,667		24.65	10/20/2014
	1,567	3,133		26.93	3/7/2015
	0	16,440		16.81	5/18/2016
Richard J Giromini						6,000 (5)	90,600
						9,460 (6)	142,846
						6,140 (7)	92,714
								6,350	95,885
	65,000	0		8.65	7/15/2012
	35,000	0		9.03	1/17/2013
	6,600	3,300		23.90	5/20/2014
	3,187	6,373		26.93	3/7/2015
	0	24,710		16.81	5/18/2016
Rodney P. Ehrlich						3,000 (5)	45,300
						5,130 (6)	77,463
						3,120 (7)	47,112
								3,225	48,698
	10,000	0		28.75	9/16/2007
	4,000	0		21.56	9/17/2009
	20,000	0		9.03	1/17/2013
	3,200	1,600		23.90	5/20/2014
	1,727	3,453		26.93	3/7/2015
	0	12,550		16.81	5/18/2016
Bruce N. Ewald						12,500 (8)	188,750
						2,770 (7)	41,827
								2,865	43,262
	0	10,000		25.41	3/21/2015
	0	11,150		16.81	5/18/2016

(1)	The vesting date of each service-based option award that is not otherwise fully vested is listed in the table below by expiration date:

Expiration Date	Vesting Schedule and Date

05/20/2014	Three equal installments on May 20, 2005, 2006 and 2007
10/20/2014	Three equal installments on October 20, 2005, 2006 and 2007
03/07/2015	Three equal installments on March 7, 2006, 2007 and 2008
03/21/2015	Vests in full on March 21, 2007
05/18/2006	Three equal installments on May 18, 2007, 2008 and 2009

(2)	The recipient is entitled to receive dividends on shares of restricted stock when paid during the restriction period.
(3)	Value calculated by multiplying the closing market price of our Common Stock on December 29, 2006, or $15.10, by the number of shares or units, as applicable.
(4)	The performance share units vest in full on May 18, 2009 contingent on our achievement of performance targets described above in the Compensation Discussion and Analysis — Long-Term Incentive Plan.
(5)	Represents service-based restricted stock awards that vest in three equal installments on May 20, 2007, 2008 and 2009.
(6)	Represents service-based restricted stock awards that vest in three equal installments on March 7, 2008, 2009 and 2010.
(7)	Represents service-based restricted stock awards that vest in full on May 18, 2009.
(8)	Represents service-based restricted stock awards that vest in full on March 21, 2007.

Option Exercises and Stock Vested

There were no stock option exercises by, or any stock that vested for, any of our NEOs in 2006.

Non-Qualified Deferred Compensation

	Executive	Registrant		Aggregate
	Contribution in	Contributions in	Aggregate Earnings	Withdrawals /	Aggregate Balance
	last FY (1)	last FY (2)	in last FY	Contributions	at Last FYE (3)
Name	($)	($)	(#)	($)	($)

William P. Greubel	84,646	28,215	36,696	-	466,266
Robert J. Smith	14,631	11,705	10,597	-	80,943
Richard J Giromini	22,550	18,040	19,088	-	257,494
Rodney P. Ehrlich	57,011	11,402	10,752	-	127,514
Bruce N. Ewald	0	0	1,070	-	14,017

(1)	Amounts reflected in this column represent a portion of each NEO’s salary deferred in 2006. These amounts are also included in the salary column in the Summary Compensation Table above.

(2)	The amounts in this column are also included in the Summary Compensation Table above in the All other Compensation column as the NQP match on regular earnings for 2006.

(3)	The following represents the extent to which the amounts reported in the aggregate balance column were previously reported as compensation to our NEOs in our Summary Compensation Table for previous years:

Name	2006	Previous Years

William P. Greubel	$112,861	$291,187
Robert J. Smith	26,336	47,056
Richard J Giromini	40,590	127,822
Rodney P. Ehrlich	68,413	51,526
Bruce N. Ewald	0	12,600

Eligible highly-compensated employees, including the NEOs, and our directors may defer receipt of all or part of their cash compensation under the deferred compensation plan. Amounts deferred under this program are invested among the investment funds listed in the Service Agreement for the program from time to time pursuant to the participant’s direction and participants become entitled to the returns on those investments. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, but may not make withdrawals during their employment, except in the event of hardship as approved by the Company. The deferred compensation plan is unfunded and subject to forfeiture in the event of bankruptcy.

Potential Payments on Termination or Change-in-Control

The section below describes the payments that may be made to NEOs in connection with a change-in-control or pursuant to certain termination events.

Executive Severance Plan.  In the absence of an employment agreement that provides for superior benefits, our Executive Severance Plan provides severance benefits to our officers, including our NEOs, in the event we terminate their employment without cause. Under this plan, our NEOs are eligible for a severance payment, on a bi-weekly basis, equal to the NEO’s base salary for a period of one month or, if the executive executes a general release, for a period of up to 18 months. In addition to the severance payment, the executive is entitled to receive a lump sum amount equal to his or her COBRA healthcare premiums for the duration of the severance period.

Change-in-Control.  We provide severance pay and benefits in connection with a “change-in-control” and Qualifying Termination, as defined below, to some of our executives, including all of the NEOs except for Mr. Greubel, in accordance with the terms of a change-in-control policy that we adopted in December 2005. Benefits under the policy are payable in the event of a termination within twelve months after a change-in-control that is either by Wabash without “cause” or by the executive for “good reason” (a “Qualifying Termination”). In the case of Mr. Giromini, he will not receive payments under our change-in-control policy if he is entitled to greater benefits under the terms of his employment agreement. An executive must execute a release in favor of the Company to receive benefits under the policy.

In the case of Mr. Giromini, the benefits under the policy upon a Qualifying Termination are a severance payment of two times base salary plus two times his target bonus for the year in which the Qualifying Termination occurs. In addition, a payment will be made for a pro-rata portion of his target bonus for the current year, and health benefits will be continued for two years (or until comparable coverage is obtained by him).

In the case of our NEOs, other than Messrs. Greubel and Giromini, the benefits under the policy upon a Qualifying Termination are a severance payment of one and one-half times base salary plus one and one-half times the executive’s target bonus for the year in which the Qualifying Termination occurs. In addition, a payment will be made for a pro-rata portion of the executive’s target bonus for the current year, and health benefits will be continued for one and one-half years (or until comparable coverage is obtained by the executive).

Mr. Giromini’s Agreement.  Mr. Giromini’s employment agreement, described above, has certain provisions that provide for payments to him in the event of the termination of his employment or in the event of a termination of his employment in connection with a change-in-control. Mr. Greubel had an agreement with identical provisions until his prior employment agreement was superseded on January 1, 2007, when he ceased to serve as our Chief Executive Officer.

•	Termination for cause or good reason — In the event that Mr. Giromini’s employment is terminated for “cause” or without “good reason” (each as defined below), we will pay the compensation and benefits otherwise payable to him through the termination date of his employment. However, Mr. Giromini shall not be entitled to any bonus payment for the fiscal year in which he is terminated without cause.

•	Termination by reason of death or disability — If Mr. Giromini’s employment is terminated by reason of death or disability, we are required to pay to him or his estate, as the case may be, the compensation and benefits otherwise payable to him through his date of termination, and a pro-rated bonus payment for the portion of the year served. In addition, Mr. Giromini, or his estate, will maintain all of his rights in connection with his vested options.

•	Termination without cause or for good reason — In the event that we terminate Mr. Giromini’s employment without “cause,” or he terminates employment for “good reason,” we are required to pay to him his then current base salary for a period of two years. During such two-year period, or until Mr. Giromini is eligible to receive benefits from another employer, whichever is longer, we will continue his participation in our group health plans and such benefits will be in addition to any other benefits due to him under any other health plan. In addition, Mr. Giromini will maintain his rights in connection with his vested options. Furthermore, if Mr. Giromini’s termination occurs at our election without cause, he is entitled to receive a proorata portion of his bonus for the year in which he is terminated.

•	Termination without cause or for good reason in connection with a change-in-control — In the event that we terminate Mr. Giromini’s employment without “cause,” or he terminates employment for “good reason,” within 180 days of a “change of control” (as defined below) we are required to pay to him a sum equal to three times his then base salary plus his target bonus for that fiscal year. We are also required to pay to him the compensation and benefits otherwise payable to him through the last day of his employment. In addition, any unvested stock options or restricted stock held by Mr. Giromini shall immediately and fully vest upon his termination. Furthermore, at our election, we are required to either continue Mr. Giromini’s benefits for a period of three years following his termination or pay him a lump sum payment equal to three years’ premiums (at the rate and coverage level applicable at termination) under the our health and dental insurance policy plus three years’ premiums under our life insurance policy. Any change of control payment that becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, including any additional excise tax, interest or penalties imposed on the restorative payment, requires that we make an additional restorative payment to Mr. Giromini that will fund the payment of such taxes, interest and penalties.

The payments and benefits payable to Mr. Giromini described above are contingent upon his execution of a general release of all claims acceptable to Mr. Giromini and us. Mr. Giromini has agreed not to compete with us during the term of his agreement and for a period of two years after termination for any reason.

As provided for under the Company’s change-in-control policy and his employment agreement, Mr. Giromini, upon a change-in-control, is entitled to receive benefits under either the change-in-control policy or his employment agreement, but not both.

For purposes of Mr. Giromini’s employment agreement, the following definitions apply:

•	“Change of Control” means:

•	(A) any person becomes the beneficial owner of our securities representing 50% or more of the combined voting power of our then outstanding securities;

•	(B) during any 2-year period, individuals who at the beginning of such period constitute the Board of Directors, including any new director whose election resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority of the Board of Directors;

•	(C) we consummate a merger or consolidation with or into another corporation, the result of which is that our stockholders at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning 100% of the total equity of such surviving or resulting corporation;

•	(D) the sale in one or a series of transactions of all or substantially all of our assets;

•	(E) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 50% or more of our voting shares, unless the Board of Directors has made a reasonable determination that such action does not constitute and will not constitute a change of control; or

•	(F) there is a change of control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 other than in circumstances specifically covered by clauses (A)-(E) above.

•	“Good Reason” means:

•	(a) a material diminishment of Mr. Giromini’s position, duties, or responsibilities;

•	(b) the assignment by us to him of substantial additional duties or responsibilities that are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature;

•	(c) a material breach of the employment agreement by us, and our failure to cure such breach within 20 business days of written notice specifying the breach;

•	(d) material fraud on our part; or

•	(e) discontinuance of the active operation of our business, or our insolvency, or the filing by or against us of a petition in bankruptcy or for reorganization or restructuring pursuant to applicable insolvency or bankruptcy law.

Mr. Greubel’s Agreement.  Mr. Greubel’s employment agreement that was in effect during 2006 contained terms that were nearly identical to Mr. Giromini’s agreement. In connection with Mr. Greubel stepping down as our Chief Executive officer and his subsequent entry into an Executive Director Agreement with us, Mr. Greubel no longer has any payments that are specifically tied to a change-in-control.

In the event that Mr. Greubel’s employment with us is terminated without cause, or it is terminated by Mr. Greubel as a result of a material breach of the agreement by us, which is not corrected within twenty (20) business days of the receipt of written notice specifying the breach, or the discontinuance of the active operation of our business or our insolvency or bankruptcy, we shall pay compensation and benefits earned through the last day of Mr. Greubel’s actual employment. Assuming the attainment of the individual and corporate objectives, Mr. Greubel would be entitled also to receive a pro-rata portion of his bonus for the year in which he is terminated without cause. We have also agreed that we would continue, through January 1, 2009, to pay his base salary, make the payments for his executive life insurance and, at his election, continue coverage under our benefit plans or pay a lump sum equal to the premiums we would have paid to continue such coverage. In addition, all unvested equity awards held by Mr. Greubel on the last day of actual employment would vest when they are otherwise scheduled to vest (without regard to the fact that his employment has terminated). Furthermore, we have agreed that, if any of the preceding payments, benefits, or distributions would be subject to excise taxes under Section 4999 of the Internal Revenue Code, including any related interest and penalties, we would make such additional payments to fund the imposed excise taxes, including those imposed on the original and additional payments.

Payment and Benefit Estimates

The table below was prepared to reflect the estimated payments that would have been made pursuant to the policies and agreements described above. Except as otherwise noted, the estimated payments were calculated as though the applicable triggering event occurred and the NEO’s employment was terminated on December 31, 2006, using the share price of $15.10 of our Common Stock as of December 29, 2006, the last business day of 2006. With respect to Messrs. Greubel and Giromini, the termination date is as of December 31, 2006; however, the estimated payments are based on the terms of the January 1, 2007 Executive Director Agreement for Mr. Greubel and the amended employment agreement for Mr. Giromini, including the 2007 base salary and bonus award terms.

		Incremental
		Pension					Parachute
	Aggregate	Benefits/	Accelerated Vesting of Equity Value			Welfare	Tax
	Severance	Retiree	Performance	Restricted	Stock	Benefits	Gross-up
Executive	Pay	Medical	Shares	Stock	Options	Continuation	Payment	Total

William P. Greubel
Voluntary termination	$-		$-	-	$-	$-	$-	$-
Termination without Cause or by executive for good reason	672,000		482,898	849,677	-	93,601	-	$2,098,176
Termination following a Change-in-Control	-		-	-	-	-	-	-

Robert J. Smith
Voluntary termination	-		-	-	-	-	-	-
Termination without Cause or by executive for good reason	450,000		-	-	-	16,240	-	466,240
Termination following a Change-in-Control	675,000		127,444	169,573	-	16,240	-	988,257

Richard J. Giromini
Voluntary termination	-		-	-	-	-	-	-
Termination without Cause or by executive for good reason	2,232,000		-	-	-	120,993	-	2,352,993
Termination following a Change-in-Control	2,356,000		191,770	326,160	-	181,489	1,251,194	4,306,613

Rodney P. Ehrlich
Voluntary termination	-		-	-	-	-	-	-
Termination without Cause or by executive for good reason	429,510		-	-	-	10,404	-	439,914
Termination following a Change-in-Control	-		97,395	169,875	-	-	-	267,270

Bruce N. Ewald
Voluntary termination	-		-	-	-	-	-	-
Termination without Cause or by executive for good reason	381,615		-	-	-	15,816	-	397,431
Termination following a Change-in-Control	553,342		86,523	230,577	-	15,816	-	886,257

General Assumptions.

•	The amounts shown do not include distributions of plan balances under the Wabash National Deferred Compensation plan. Those amounts are shown in the Nonqualified Deferred Compensation table.

•	No payments or benefits are payable or due upon a voluntary termination or termination for cause, other than amounts already earned.

•	Bonus amounts payable are at the target level.

Equity-based Assumptions.

•	All performance-based restricted stock and service-based restricted stock are treated as fully earned, and the period of restriction lapses upon the triggering event.

•	Performance-based restricted stock shares treated as earned at the target level.

•	For all NEOs (other than Mr. Gruebel) all unexercisable options accelerate and become exercisable upon termination following a change of control event, however, as of December 29, 2006 all such unexercisable shares of the NEOs had no value upon their becoming exercisable on such date.

•	Mr. Greubel’s stock options only accelerate in the event we terminate him without cause or he terminates for good reason, however, as of December 29, 2006 all of his unexercisable shares had no value upon their becoming exercisable on such date.

PROPOSAL 2

Approval of the Wabash National Corporation 2007 Omnibus Incentive Plan

This section provides a summary of the terms of the 2007 Omnibus Incentive Plan and the proposal to approve the plan.

The Board of Directors approved the 2007 Omnibus Incentive Plan on February 27, 2007, subject to approval from our stockholders at this meeting. We are asking our stockholders to approve our 2007 Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2007 Omnibus Incentive Plan is to attract and retain highly qualified officers, directors, key employees and other key individuals and to motivate these individuals to serve the Company and to expend maximum effort to improve the business results and earnings of the Company by providing these individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2007 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2007 Omnibus Incentive Plan participants with those of our stockholders.

On the Record Date, the number of shares of Common Stock reserved for issuance under the 2007 Omnibus Incentive Plan was equal to the sum of two million five hundred thousand (2,500,000) shares of Common Stock plus any shares of Common Stock that are subject to outstanding awards granted under the Company’s 2004 Stock Incentive Plan that expire or are forfeited, canceled or settled for cash after the effective date of the 2007 Omnibus Incentive Plan without delivery of shares of Common Stock. On the Record Date, the closing price of our Common Stock was $15.49 per share.

As of April 2, 2007, we had 1,171,626 shares of Common Stock underlying all outstanding stock options with a weighted average exercise price of $16.57 and a weighted average remaining term of 6.61 years, 268,902 shares of outstanding unvested restricted Common Stock and 155,520 shares of Common Stock underlying unvested restricted performance shares units. If our stockholders approve the 2007 Omnibus Incentive Plan, the 45,676 shares available as of April 2, 2007 for issuance under our 2004 Stock Incentive Plan and the 70,253 shares available as of that date for issuance under our 2000 Stock Option and Incentive Plan will no longer be available for grant under those plans.

Because participation and the types of awards under the 2007 Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2007 Omnibus Incentive Plan is approved are not currently determinable. There are currently no participants in the 2007 Omnibus Incentive Plan. On the Record Date, there were approximately 7 executive officers, 3,951 employees and 7 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2007 Omnibus Incentive Plan.

Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2007 Omnibus Incentive Plan.

The Board of Directors recommends that stockholders vote “FOR” the approval of the 2007 Omnibus Incentive Plan.

Description of the Plan

A description of the provisions of the 2007 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2007 Omnibus Incentive Plan, a copy of which is attached as Annex A to this proxy statement.

Administration.  The 2007 Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.  The Common Stock issued or to be issued under the 2007 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2007 Omnibus Incentive Plan.

Eligibility.  Awards may be made under the 2007 Omnibus Incentive Plan to directors, officers and employees of, or consultants to, the Company or any of our affiliates and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason. The 2007 Omnibus Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the plan, or (iii) materially modify the requirements as to eligibility for participation in the plan.

Options.  The 2007 Omnibus Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock, or by means of a broker-assisted cashless exercise.

Stock options and stock appreciation rights may not be repriced absent stockholder approval. This provision applies to both direct repricings (lowering the exercise price of an outstanding grant) and indirect repricings (canceling an outstanding grant and granting a replacement grant with a lower exercise price).

Stock options and stock appreciation rights granted under the 2007 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.  The Compensation Committee may also award:

•	shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee and which are free from any restrictions under the plan. Unrestricted shares of Common Stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants. No more than 5% of the number of shares of Common Stock available for issuance under the plan may be granted as shares of unrestricted stock;

•	restricted stock, which are shares of Common Stock subject to restrictions.

•	stock units, which are Common Stock units subject to restrictions.

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

•	stock appreciation rights, which are rights to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

•	performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).

Restricted stock and stock units that vest solely by the passage of time may not vest in full in less than three (3) years from the date of grant, and restricted stock and stock units for which vesting may be accelerated by achieving performance targets may not vest in full in less than one (1) year from the grant date.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2007 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2007 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2007 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Under the 2007 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity; and

•	revenue.

Business criteria may be measured on a GAAP or non-GAAP basis.

Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

The maximum number of shares of Common Stock subject to options or stock appreciation rights that can be awarded under the 2007 Omnibus Incentive Plan to any person is 625,000 per year. The maximum number of shares of Common Stock that can be awarded under the 2007 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 375,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $1,500,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $2,000,000.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units.  There are no immediate tax consequences of receiving an award of stock units under the 2007 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.  Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2007 Omnibus Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards.  The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock.  Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280(G).  To the extent payments which are contingent on a change-in-control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A.  The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Equity Compensation Plan Information

The following table summarizes information regarding our equity compensation plans as of December 31, 2006.

Number of
securities
remaining available
	Number of			for future issuance
	securities to be			under equity
	issued upon		Weighted average	compensation plans
	exercise of		exercise price of	(excluding
	outstanding		outstanding	securities
	options, warrants		options, warrants	reflected in
Plan Category	and rights		and rights	column (A))

	(A)		(B)	(C)

Equity Compensation plans approved by security holders	734,806	(1)	$21.16	40,286	(3)(5)
Equity Compensation plans not approved by security holders	455,074	(2)	$9.18	764,976	(4)(5)
Total	1,189,880		$16.58	805,262

(1)	Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation Amended 1992 Stock Option Plan, shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 1992 Directors Stock Option Plan, shares of Common Stock to be issued under the Wabash National Corporation Directors and Executives Deferred Compensation Plan, and shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2004 Stock Incentive Plan. There are no securities that are currently issuable under the Wabash National Corporation Directors and Executives Deferred Compensation Plan, and the number of securities available for grant under that plan is indeterminable as that number is dependent upon future deferrals by eligible participants.

(2)	Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2000 Stock Option and Incentive Plan, shares of Common Stock to be issued under the Wabash National Corporation Stock Bonus Plan, shares of Common Stock to be issued under the Wabash National Corporation Employee Stock Purchase Plan and inducement options that were granted outside of any formal corporate plan.

(3)	Consists of shares of Common Stock available for future issuance pursuant to our 2004 Stock Incentive Plan. All 40,286 shares of Common Stock available as of December 31, 2006 for future issuance under this plan were available for future issuance pursuant to grants in the form of restricted stock, stock units, unrestricted stock and other incentive awards, subject to certain limitations in the plan.

(4)	Consists of shares of Common Stock available for future issuance pursuant to our Stock Bonus Plan, Employee Stock Purchase Plan, and 2000 Stock Option and Incentive Plan. Of the 764,976 shares of Common Stock available as of December 31, 2006 for future issuance under these plans, 69,750 shares were available under our 2000 Stock Option and Incentive Plan for future issuance pursuant to grants in the form of restricted stock, stock units, unrestricted stock and other incentive awards, subject to certain limitations in that plan.

(5)	If our stockholders approve the 2007 Omnibus Incentive Plan, the 110,036 shares available as of December 31, 2006 under our 2004 Stock Incentive Plan and 2000 Stock Option and Incentive Plan will no longer be available for awards.

Restricted Stock and Stock Unit Grants

We have issued an aggregate of 486,010 shares of restricted stock and stock units pursuant to the Wabash National Corporation 2004 Stock Incentive Plan, of which 43,380 were forfeited or otherwise cancelled, and 11,250 vested, on or before December 31, 2006, with 431,380 remaining subject to forfeiture as of that date. We have issued an aggregate of 51,855 shares of restricted stock pursuant to the Wabash National Corporation 2000 Stock Option and Incentive Plan, of which 13,233 were forfeited or otherwise cancelled, and 22,867 vested, on or before December 31, 2006, with 15,755 remaining subject to forfeiture as of that date. We have issued an aggregate of 58,054 shares of restricted stock in the form of inducement grants, none of which were subject to forfeiture as of December 31, 2006.

2000 Stock Option and Incentive Plan

Our Board of Directors adopted the Wabash National Corporation 2000 Stock Option and Incentive Plan effective November 2000. This plan provides for the grant of non-qualified stock options and restricted stock in order to attract, retain and compensate directors, highly qualified officers, key employees and other persons. There were 2,000,000 shares of stock originally authorized for issuance under the plan. The exercise price for each option granted is set by the Compensation Committee, but is required to be at least the fair market value of a share of our Common Stock on the date of grant. The Compensation Committee sets the vesting schedule for each option granted and sets the restricted period for each grant of restricted stock. Upon a change-in-control of Wabash, all outstanding shares subject to options vest and all restrictions and conditions applicable to shares subject to restricted stock lapse. The term of the plan is 10 years, unless earlier terminated by the Board of Directors. As a result of the approval of the 2004 Stock Incentive Plan at our 2004 annual meeting of stockholders, the number of shares available for grant under the 2000 Stock Option and Incentive Plan was reduced to 100,000 shares, of which 69,750 remain available.

Employee Stock Purchase Plan

Our Board of Directors adopted the Wabash National Corporation Employee Stock Purchase Plan effective June 1993. This plan provides for the purchase of our Common Stock by certain employees in order to increase the employees’ interest in our growth and success and to retain the employees’ services. An employee purchases the stock by electing to have deducted from his or her payroll a whole percentage amount of at least two percent and no more than 15 percent of the employee’s daily compensation. There were 300,000 shares of Common Stock originally authorized for issuance under the Employee Stock Purchase Plan, which amount reflects our 3 for 2 stock-split in July 1994. The purchase price for each share of Common Stock is the fair market value of the Common Stock on the last day of the applicable period. The Board of Directors may terminate this plan at any time. As of December 31, 2006, 241,736 shares of Common Stock remained available for grant under this plan.

Stock Bonus Plan

Our Board of Directors adopted the Wabash National Corporation Stock Bonus Plan effective January 1, 1997. This plan provides that stock may be awarded as supplementary compensation as an incentive and reward to eligible long service employees who, through industry, ability and exceptional service, contribute materially to our success. There were 500,000 shares of stock originally authorized for issuance under the Stock Bonus Plan, which amount reflects our 3 for 2 stock-split in July 1994. The Board of Directors has the authority to determine, in its sole discretion, the amount of individual stock bonus awards. This plan may be amended, suspended or terminated by the Board of Directors at any time. As of December 31, 2006, 453,490 shares of Common Stock remained available for grant under this plan.

Inducement Grants

We have issued non-qualified stock options outside of any plan in connection with inducing certain individuals to accept employment by us. In the aggregate, we have issued options to purchase 385,000 shares of Common Stock to three individuals. The exercise price for each option granted was set by the Compensation Committee at the fair market value of the shares subject to that option. The Compensation Committee set vesting schedules that vest over three years. Upon a change-in-control of Wabash, all outstanding shares subject to options vest. The term of each option is 10 years.

PROPOSAL THREE

Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP the independent registered public accounting firm for the Company for the year ending December 31, 2007. Ernst & Young acted as our independent auditors for the year ended December 31, 2006. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions. The Audit Committee is responsible for hiring, compensating and overseeing the independent registered public accounting firm, and reserves the right to exercise that responsibility at any time. If the appointment of Ernst & Young is not ratified by the stockholders, the Audit Committee is not obligated to appoint other registered public accounting firm, but the Audit Committee will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accounting Fees and Services

The fees billed by Ernst & Young for professional services provided to us for the years ended December 31, 2006 and December 31, 2005 were as follows:

FEE CATEGORY	2006	2005
(dollars in thousands)

Audit Fees	$1,958	$1,250
Audit-Related Fees	79	15
Tax Fees	40	107
All Other Fees	150	177

Total Fees	$2,227	$1,549

Audit Fees.  Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young in connection with our securities offerings and registration statements.

Audit-Related Fees.  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In 2005 and 2006, these services included audits of benefit plans, audits, accounting consultation, consulting on internal controls and other audit-related services.

Tax Fees.  Consist of fees billed for professional services for tax compliance, tax advice and tax planning. In 2005 and 2006, these services include assistance related to state tax filing and incentives reviews of corporation tax filings, consulting or net operating loss treatments, and review of tax audits.

All Other Fees.  In 2005, these services include the performance of financial due diligence and other related services provided in connection with our acquisition of the outstanding stock of Transcraft Corporation, which transaction closed in March 2006, and other potential transactions.

In 2006, all Ernst & Young LLP fees were pre-approved by the Audit Committee pursuant to the policy described below. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young LLP to Wabash is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Fees

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent public accountants. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the meeting of the Audit Committee that occurs in connection with our annual meeting of stockholders, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at the meeting of the Audit Committee.

For all services, our senior management submits to the Audit Committee a request that the Audit Committee approve specific services recommended by management and engage our independent auditor to provide such services. In addition, the Audit Committee pre-approves all non-audit services that the independent auditor is permitted to provide from time-to-time during the year. Prior to approval by the Audit Committee, all fee proposals for non-audit services must be approved in advance in writing by the requesting department head and by the Corporate Controller; any fee proposal greater than $25,000 must also be approved in advance in writing by the Chief Financial Officer; and any fee proposal greater than $100,000 must also be approved in advance in writing by the Chairman of the Audit Committee. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

Audit Committee Report

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

The Audit Committee of the Board of Directors in fiscal 2006 consisted of Ms. Kushner and Messrs. Magee and Sorensen. Mr. Hackett was also a member of the Audit Committee in fiscal 2006 until his retirement from the Board of Directors at the 2006 Annual Meeting of Stockholders. The Committee’s responsibilities are described in a written charter adopted by the Board of Directors in May, 2006. The charter is available on our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2006;

•	Discussed with Ernst & Young, our independent auditors for fiscal 2006, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE
Stephanie K. Kushner
Larry J. Magee
Scott K. Sorensen

General Matters

Availability of Certain Documents

A copy of our 2006 Annual Report on Form 10-K is enclosed with the mailing of this Proxy Statement. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903. These documents also are available through our website at www.wabashnational.com.

The charters for our Audit, Compensation and Nomination and Corporate Governance Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available on the Investors page of the Company Info section of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

Stockholder Proposals and Nominations

Stockholder Proposals for Inclusion in 2008 Proxy Statement.  To be eligible for inclusion in the proxy statement for our 2008 annual meeting, stockholder proposals must be received by the Company’s Corporate Secretary no later than the close of business on December 27, 2007. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903 and follow the procedures required by Rule 14a-8 of the Securities Exchange Act of 1934.

Stockholder Director Nominations and other Stockholder Proposals for Presentation at the 2008 Annual Meeting.  Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in our proxy statement must be delivered to the Company’s Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2008 annual meeting of stockholders must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company’s Corporate Secretary between January 26, 2008 and February 25, 2008. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to Wabash will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors

Cynthia J. Kretz
Vice President General Counsel
and Corporate Secretary
April 24, 2007

Annex A

WABASH NATIONAL CORPORATION

2007 OMNIBUS INCENTIVE PLAN

WABASH NATIONAL CORPORATION

2007 OMNIBUS INCENTIVE PLAN

Wabash National Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2  “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

2.4  “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5  “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6  “Board” means the Board of Directors of the Company.

2.7  “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8  “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9  “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10  “Company” means Wabash National Corporation.

2.11  “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12  “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13  “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14  “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15  “Effective Date” means          , 2007, the date the Plan is approved by the Shareholders.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17  “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.

2.18  “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19  “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20  “Grantee” means a person who receives or holds an Award under the Plan.

2.21  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22  “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23  “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24  “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25  “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26  “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28  “Plan” means this Wabash National Corporation 2007 Omnibus Incentive Plan.

2.29  “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.30  “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.31  “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.32  “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.33  “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34  “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.35  “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.36  “Stock” means the common stock, par value $.01 per share, of the Company.

2.37  “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38  “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.39  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40  “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.41  “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.42  “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.43  “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1.  Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.  Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)  Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b — 3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii)  The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.  Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)  designate Grantees,

(ii)  determine the type or types of Awards to be made to a Grantee,

(iii)  determine the number of shares of Stock to be subject to an Award,

(iv)  establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)  prescribe the form of each Award Agreement evidencing an Award, and

(vi)  amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price or other form of equity award without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4.  Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5.  No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.  Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be two million five hundred thousand (2,500,000) plus shares of Stock that are subject to outstanding awards granted under the Company’s 2004 Stock Incentive Plan that expire or are forfeited, canceled or settled for cash after the Effective Date without delivery of shares of Stock. Notwithstanding the preceding sentence and also subject to adjustment as provided in Section 17 hereof, the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options or SARs shall not exceed one million two hundred fifty thousand (1,250,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to SARs.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.  Effective Date.

The Plan shall be effective as of the Effective Date, the date the Plan is approved by the Shareholders.

5.2.  Term.

The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.  Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.  Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.  Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.  Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)  the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is six hundred twenty-five thousand (625,000) per calendar year;

(ii)  the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is three hundred seventy-five thousand (375,000) per calendar year; and

(iii)  the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $1,500,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $2,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.  Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.  Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.  Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.  Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.  Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.  Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.  Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.  Transferability of Options

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.  Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.  Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.  Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.  Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.  Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.  Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.  Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.  Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.  Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives as described in Article 14, which may be applicable to all or any portion of the Restricted Stock or Stock Units. Notwithstanding the foregoing, (i) Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date, and (ii) Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.  Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.  Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.  Rights of Holders of Stock Units.

10.5.1.  Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.  Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.  Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.  Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.  Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

Notwithstanding the provisions of Section 10.2, the Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan in an aggregate amount of up to 5% of the number of shares of Stock available for issuance under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.  General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.  Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.  Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.  Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.  Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.  Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.  Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.  Performance or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.  Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.  Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. The Committee may provide, in a manner that meets the requirements of Code Section 162(m) that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;

(d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

14.2.3.  Timing For Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.  Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.  Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.  Status of Section 14.2 Awards Under Code Section 162(m)

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.  General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.  Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.  Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.  Corporate Transaction.

Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i)  all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii)  either of the following two actions shall be taken:

(A)  fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B)  the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares. Award Shares for which the Option Price or SAR Exercise Price exceeds the amount which are paid to holders of shares of Stock pursuant to such transaction will be canceled without receipt of any consideration.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

17.4.  Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.  No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS

18.1.  Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.  Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.  Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.  Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.  Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.  Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.  Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.  Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.  Section 409A of the Code

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

* * *

To record adoption of the Plan by the Board as of          , 2007, and approval of the Plan by the stockholders on          , 2007, the Company has caused its authorized officer to execute the Plan.

WABASH NATIONAL CORPORATION

By: _ _

Title: _ _

PROXY	PROXY
WABASH NATIONAL CORPORATION
Annual Meeting of Stockholders to be held on May 24, 2007
Proxy solicited on behalf of the Board of Directors.
     The undersigned hereby appoints David C. Burdakin and Martin C. Jischke, or each of them, as the proxies of the undersigned, to vote all shares of Common Stock of Wabash National Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 24, 2007, or any adjournment thereof, as follows:
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted “FOR” propositions 1, 2 and 3.
     (Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

WABASH NATIONAL CORPORATION	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” the listed Proposals.

Proposal 1. Election of nine Directors by all Stockholders			FOR All	Withold All	For All Except
			☐	☐	☐

Nominees:

01 David C. Burdakin 02 Richard J. Giromini 03 William P. Gruebel	04 Martin C. Jischke 05 J.D. (Jim) Kelly 06 Stephanie K. Kushner	07 Larry J. Magee 08 Scott K. Sorensen 09 Ronald L. Stewart

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

		FOR	AGAINST	ABSTAIN
Proposal 2.	Approval of Wabash National Corporation 2007 Omnibus Incentive Plan	☐	☐	☐
		FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3.	Ratification of Ernst & Young LLP as Wabash National Corporation’s independent registered public accounting firm for the year ending December 31, 2007

Proposal 4.	The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting

Signature	Signature	Date	, 2007

Please sign exactly as name appears in address. When signing as attorney, executor, administrator, trustee, or guardian, please give your title as such. If joint account, please provide both signatures.

Ù FOLD AND DETACH HERE Ù
YOUR VOTE IS IMPORTANT.
PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM
PROMPTLY USING THE ENCLOSED ENVELOPE.

     Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.